                                                                       EX-10(r)

================================================================================

                          AMENDED AND RESTATED

                      LIMITED PARTNERSHIP AGREEMENT

                             by and between

                      MISSION ENERGY NEW YORK, INC.
                    a California corporation ("MENY")

                                   and

                         B-41 ASSOCIATES, L.P.,
            a Delaware limited partnership ("York Partners")

                            Made and Entered
                               into as of

                            November 1, 1997

================================================================================

                 Brooklyn Navy Yard Cogeneration Partners, L.P.

                                TABLE OF CONTENTS

                                                                    Page
PREAMBLE.............................................................-1-

RECITALS.............................................................-1-

ARTICLE I

      DEFINED TERMS..................................................-2-
      1.1   Specific Terms...........................................-2-
      1.2   Additional Defined Terms................................-14-
      1.3   Rules of Construction...................................-14-

ARTICLE II

      ORGANIZATIONAL MATTERS........................................-14-
      2.1   Formation...............................................-14-
      2.2   Name....................................................-15-
      2.3   Business Purpose........................................-15-
      2.4   Place of Business.......................................-15-
      2.5   Certificate of Limited Partnership......................-15-
      2.6   Agent for Service of Process............................-15-
      2.7   Term....................................................-15-

ARTICLE III

      PARTNERS' CAPITAL AND FUNDING COMMITMENTS.....................-15-
      3.1   General Partners........................................-15-
      3.2   Limited Partners........................................-16-
      3.3   Partnership Account.....................................-16-
      3.4   Capital Accounts........................................-16-
      3.5   No Interest on Capital Accounts.........................-16-
      3.6   No Withdrawal from Capital Accounts.....................-16-
      3.7   No Liability of Partners................................-16-
      3.8   No Obligations..........................................-17-
      3.9   Loans...................................................-17-
      3.10  Security Agreement......................................-19-

ARTICLE IV

      PAYMENTS AND DISTRIBUTIONS TO PARTNERS........................-19-
      4.1   Distribution of Partnership Cash and Assets.............-19-
      4.2   Payments to Partners....................................-20-
      4.3   Loaned Employees; Reimbursement.........................-20-
      4.4   Loans to Partners.......................................-21-
      4.5   Amounts Withheld........................................-21-

ARTICLE V

      ALLOCATIONS OF ITEMS OF
      INCOME AND ITEMS OF DEDUCTION  ...............................-21-
      5.1   In General..............................................-21-
      5.2   Items of Income and Items of Deduction..................-21-
      5.3   Allocation Upon Liquidation.............................-22-
      5.4   Regulatory Allocation Provisions........................-22-
      5.5    Capital Accounts.......................................-25-

ARTICLE VI

      RIGHTS, POWERS AND DUTIES OF THE GENERAL PARTNERS.............-27-
      6.1   Management of the Partnership...........................-27-
      6.2   Management Committee....................................-28-
      6.3   Authority of General Partners to Deal with Partnership..-30-
      6.4   Executive Director and Other Officers...................-30-
      6.5   Operators...............................................-31-
      6.6   EWG Approval............................................-31-
      6.7   Certain Duties and Obligations of the General Partners..-31-
      6.8   Other Business of Partners and Affiliates...............-32-
      6.9   Limitation on Liability of General Partners.............-32-
      6.10  Audit Rights............................................-33-
      6.11  Partnership Obligations.................................-33-
      6.12  Title to Partnership Assets.............................-33-

ARTICLE VII

      REPRESENTATIONS, WARRANTIES AND COVENANTS OF
      PARTNERS......................................................-33-
      7.1   Reciprocal Representations and Warranties...............-33-
      7.2   Covenant Regarding Status...............................-34-

ARTICLE VIII

      ASSIGNMENTS AND TRANSFERS.....................................-34-
      8.1   Transfers of General Partners Interests.................-34-
      8.2   Transfers of Limited Partner Interests..................-35-
      8.3   Limitations on Transfers of Interests...................-35-
      8.4   Right of First Refusal..................................-36-
      8.5   Effect of Transfers or Withdrawals......................-37-
      8.6   Consent.................................................-38-

ARTICLE IX

      WINDING UP AND LIQUIDATION OF THE PARTNERSHIP.................-38-
      9.1   Events Causing Winding Up...............................-38-
      9.2   Effect of Winding Up....................................-39-
      9.3   Liquidation.............................................-39-

ARTICLE X

      DEFAULTS AND REMEDIES.........................................-40-
      10.1  Event of Default........................................-40-
      10.2  Remedies Available to Nondefaulting Partner.............-40-
      10.3  Nonexclusivity..........................................-41-

ARTICLE XI..........................................................-41-

      BOOKS AND RECORDS, ACCOUNTING, REPORTS, TAX ELECTIONS, ETC.
       .............................................................-41-
      11.1  Books and Records.......................................-41-
      11.2  Accounting and Fiscal Year..............................-42-
      11.3  Bank Accounts and Investments...........................-42-
      11.4  Reports.................................................-42-
      11.5  Depreciation and Elections..............................-43-
      11.6  Designation of Tax Matters Partner......................-43-
      11.7  Expenses of Adjustment..................................-43-
      11.8  Budgets and Forecasts...................................-44-

ARTICLE XII.........................................................-45-

      MEETINGS; VOTING RIGHTS OF LIMITED PARTNERS...................-45-
      12.1  Meetings................................................-45-
      12.2  Voting Rights of Limited Partners.......................-46-
      12.3  Written Consent in Lieu of Meeting......................-46-

ARTICLE XIII........................................................-47-

      OTHER PROVISIONS..............................................-47-
      13.1  Appointment of General Partners as Attorneys-in-Fact....-47-
      13.2  Amendments..............................................-48-
      13.3  Right of Setoff.........................................-49-
      13.4  Binding Provisions; Successors and Permitted Assigns....-49-
      13.5  Applicable Law..........................................-49-
      13.6  Counterparts............................................-49-
      13.7  Separability of Provisions..............................-50-
      13.8  Article and Section Titles..............................-50-
      13.9  Addresses and Notices...................................-50-
      13.10 Further Action..........................................-50-
      13.11 No Third-Party Beneficiaries............................-50-
      13.12 Waiver..................................................-50-
      13.13 Integration.............................................-51-
      13.14 Waiver of Action for Partition..........................-51-
      13.15 No Recourse and Consequential Damages...................-51-
      13.16 Maximum Lawful Rate.....................................-51-
      13.17 No Bond Closing Date....................................-52-

ARTICLE XIV.........................................................-52-

      DISPUTE RESOLUTION............................................-52-
      14.1  Dispute Resolution......................................-52-
      14.2  Mutual Release..........................................-52-

                            TABLE OF EXHIBITS

                                                               Section
                                                               -------
EXHIBIT A      Partners' Names, Addresses and Interests        Preamble

EXHIBIT B      Form of Construction Loan Note                   3.9.2

EXHIBIT C      Form of Priority Loan Note                       3.9.3

EXHIBIT D      York Partners Security Agreement                  3.10

                              AMENDED AND RESTATED

                          LIMITED PARTNERSHIP AGREEMENT

                                    PREAMBLE

            This AMENDED AND RESTATED LIMITED PARTNERSHIP AGREEMENT (the "Agreement") is made and entered into as of November 1, 1997, by and among MENY and York Partners, individually as a "General Partner," and collectively, as the "General Partners," and the Persons listed on Exhibit A to this Agreement as the Limited Partners, and such other Partners as are admitted or substituted pursuant to the terms hereof, for the purpose of forming a limited partner ship under the laws of the State of Delaware. The Partners hereby amend and restate the limited partnership, including the terms of the Initial Agreement, the December Agreement, the Letter Agreement, the Amendment, the Supplemental Agreement and the Second Supplemental Agreement (all as hereinafter defined), subject to and effective as of the Bond Closing Date (as hereinafter defined) on the terms and conditions stated herein.

                                    RECITALS

            A. The Partners formed a Partnership pursuant to a Limited Partnership Agreement dated as of October 19, 1992 ("Initial Agreement") to design, construct, develop, own, finance, manage and operate a power facility located at Brooklyn, New York (the "Project").

            B. The Partners have entered into an Agreement dated as of December 22, 1995 (the "December Agreement"), a Letter Agreement dated as of December 22, 1995 (the "Letter Agreement"), Amendment No. 1 to Limited Partnership Agreement dated as of January 24, 1996 (the "Amendment"), a Supplemental Agreement dated as of February 4, 1996 (the "Supplemental Agreement") and a Second Supplemental Agreement dated as of February 13, 1996 (the "Second Supplemental Agreement") for the purpose of amending, supplementing or modifying the terms of the Initial Agreement.

                                    ARTICLE I

                                  DEFINED TERMS

            1.1 Specific Terms. The following definitions shall apply for purposes of this Agreement:

                  1.1.1."Accountants" means a firm of nationally recognized independent certified public accountants as may be engaged from time to time by the Partnership.

                  1.1.2."Adjusted Capital Account Deficit" with respect to any Partner means the deficit balance, if any, in such Partner's Capital Account at the end of any Fiscal Year, with the following adjustments:

                        (i) credit to such Capital Account any amount that such Partner is obligated to restore pursuant to any provision of this Agreement or is deemed to be obligated to restore pursuant to Regulations Sections 1.704-2(g)(1) and 1.704-2(i)(5) after taking into account thereunder any changes during such year in Partnership Minimum Gain and in the minimum gain attributable to any Partner Nonrecourse Debt; and

                        (ii) debit to such Capital Account the items described in Regulations Section 1.704-1(b)(2)(ii)(d)(4) through (6).

            The foregoing definition of Adjusted Capital Account Deficit is intended to comply with the provisions of Sections 1.704-1(b)(2)(ii)(c) and 1.704-1(b)(2)(ii)(d) of the Regulations and shall be interpreted consistently therewith.

                  1.1.3."Affiliate" means, when used with reference to a specified Person, any Person who directly or indirectly controls, is controlled by or is under common control with the specified Person; provided however, that neither General Partner nor a General Partner's Affiliates shall be deemed to be an Affiliate of the Partnership or the other General Partner or any Person controlling, controlled by or under common control with such other Partner, or any Person controlled by the Partnership or any officer, director, partner or shareholder of such other Partner. In addition, "Affiliate", when used with respect to York Partners or York, shall include Cogeneration Technologies, Inc., Haviland Partners L.P., R.V. Associates, L.P., York Cogen Partners, L.P., B-41 Associates, L.P., B-41 Management Corp., RRR'S Ventures Ltd., York Research Corporation, any Affiliates thereof and any of their respective successors or assigns.

                  1.1.4."Agreement" means this Amended and Restated Limited Partnership Agreement, as amended, supplemented or modified from time to time.

                  1.1.5."Agency" means the New York City Industrial Development Agency and any body, board, authority, agency or other governmental agency or instrumentality which shall hereafter succeed to the powers, duties, obligations and functions thereof.

                  1.1.6."Amendment" has the meaning set forth in the Recitals.

                  1.1.7."Available Cash Flow" means, as of any Distribution Date, the excess (if any) for the full calendar quarter next preceding such Distribution Date of (a) the sum of all cash receipts received by the Partnership including any reduction in Reserves established in prior calendar quarters over (b) the Priority Amounts for such calendar quarters.

                  1.1.8."Bond Closing Date" means the date on which the New Bonds are originally issued which date shall be no later than June 30, 1998.

                  1.1.9."Business Day" means any day other than a day on which commercial banks in New York, New York are authorized or required to be closed.

                  1.1.10. "Capital Account" has the meaning set forth in Section 3.4

                  1.1.11. "Capital Contribution" means any direct or indirect contribution by a Partner to the Partnership, including the total amount of cash, the face amount of any guarantee of a Partnership obligation by a Partner or Affiliate of a Partner, the face amount of any letter of credit posted by a Partner or Affiliate of a Partner for a Partnership obligation or security deposit posted by a Partner or Affiliate of a Partner for a Partnership obligation of which a Partner has given Notice to the Management Committee (but only to the extent that the Partner makes a payment pursuant to such guarantee, or such letter of credit or the security deposit is drawn upon) the fees and costs incurred by a Partner or Affiliate of a Partner in obtaining and maintaining any such guarantee, letter of credit or security deposit of which a Partner has given Notice to the Management Committee, and the fair market value (as determined by the Management Committee) of any other property contributed to the Partnership by any Partner (net of liabilities secured by that property which are deemed assumed or taken subject to by the Partnership under Section 752(c) of the Code).

                  1.1.12. "Closing Date" means October 19, 1992.

                  1.1.13. "Code" means the Internal Revenue Code of 1986, as amended from time to time.

                  1.1.14. "Con Ed" means Consolidated Edison Company of New York, Inc.

                  1.1.15. "Construction" means the design, engineering, construction testing and start-up of the Project; the verb "Construct" shall have a correlative meaning.

                  1.1.16. "Construction Loan" means a loan from MENY (in the capacity as an independent lender to the Partnership, and not as a Partner) to the Partnership made pursuant to Section 3.9.2.

                  1.1.17. "Construction Loan Rate" means a rate equal to the rate per annum announced from time to time by Citibank, N.A. as its prime or base rate plus six percent, compounded daily and calculated on the basis of a year of 365/366 days and the number of days elapsed (but not greater than the Maximum Lawful Rate) or such other lower rate as MENY may specify by written notice to the Partnership.

                  1.1.18. "December Agreement" has the meaning set forth in the Recitals.

                  1.1.19. "Debt" of any Person means, at any date, without duplication, (i) all obligations of such Person for borrowed money, (ii) all obligations of such Person evidenced by bonds, debentures, notes or other similar instruments (excluding "deposit only" or similar endorsements on instruments payable to the order of such Person), (iii) all obligations of such Person to pay the deferred purchase price of property or services (except trade accounts payable arising and proposed to be paid in the ordinary course of business), (iv) that portion of obligations of such person as lessee under capital leases which is properly classified as a liability on a balance sheet in conformity with generally accepted accounting principles, (v) all obligations described in clauses (i) through (iv) of this definition of others guaranteed by such Person, whether or not secured by a lien or other security interest on any asset of such Person, (vi) all obligations described in clauses (i) through (iv) of this definition of others, whether or not guaranteed by such Person, secured by a lien or other security interest on any asset of such Person, and (vii) all liabilities of such Person in respect of unfunded vested benefits under plans covered by Title IV of ERISA.

                  1.1.20. "Debtor Relief Laws" means any applicable liquidation, conservatorship, bankruptcy, moratorium, rearrangement, insolvency, reorganization or similar laws affecting the rights or remedies of creditors generally, as in effect from time to time.

                  1.1.21. "Defaulting Partner" has the meaning set forth in
Section 10.1.

                  1.1.22. "Delaware Act" means the Delaware Revised Uniform Limited Partnership Law (6 Del. C. ss. 17-101 et seq.) as from time to time in effect in the State of Delaware, or any corresponding provision or provisions of any succeeding or successor law of the State of Delaware.

                  1.1.23. "Distribution Account" means, for each Partner, such Partner's aggregate Capital Contributions reduced by the aggregate distributions to such Partner.

                  1.1.24. "Distributable Amounts" means amounts available for distribution to the Partners (including, without limitation, proceeds of any Long-Term Credit Facility) in accordance with Section 4.1.

                  1.1.25. "Distribution Date" means the Bond Closing Date and the Business Day immediately following each January 1, April 1, July 1, and October 1 of each fiscal year commencing April 1, 1998.

                  1.1.26. "Economic Risk of Loss" has the meaning provided by Regulations Section 1.752-2.

                  1.1.27. "Event of Default" has the meaning set forth in
Section 10.1.

                  1.1.28. "EWG Approval" has the meaning set forth in Section
6.6.

                  1.1.29. "Executive Director" means the Person in charge of the day-to-day management of the Project as set forth in this Agreement selected in accordance with Section 6.4.

                  1.1.30. "Exempt Wholesale Generator" or "EWG" has the meaning set forth in Section 52 of the Public Utility Holding Company Act.

                  1.1.31. "General Partner" means any Person who is admitted to the Partnership as a general partner and who is at the time of reference a general partner, in such person's capacity as a general partner of the Partnership (except as the context may otherwise require), and "General Partners" means all of the General Partners or, if there is only one then remaining, the General Partner.

                  1.1.32. "General Partner Management Fee" means a fee calculated as a percentage of the gross revenues of the Partnership, payable in accordance with the definition of Priority Amount.

                  1.1.33. "Gross Revenues" means revenues received for the sale or transfer of electricity, thermal energy and fuel.

                  1.1.34. "Indemnified Person" has the meaning set forth in
Section 6.9.1.

                  1.1.35. "Initial Agreement" has the meaning set forth in the Recitals.

                  1.1.36. "Insurance Requirements" means, with respect to the Project, policies of insurance maintained as to the Project by or on behalf of the Partnership with insurance companies acceptable to MENY, and to any lenders providing a Long-Term Credit Facility, of the following types, in amounts deemed appropriate by the Management Committee (subject to the requirements set forth below), and on the following terms (in each case to the extent obtainable at commercially reasonable rates), unless the Management Committee otherwise agrees:

                        (a) at all times, comprehensive general liability insurance (including contractual liability, personal injury, property damage, owner's protective liability, product liability and completed operations) covering claims arising out of the ownership, operation, maintenance, condition or use of the Project;

                        (b) as soon as practicable after such coverage becomes appropriate in light of the evolution of the Project, all risk insurance (or, prior to completion of construction and testing, builders' all risk insurance) covering physical loss or damage, including coverage against fire and sprinkler leakage, boiler and machinery coverage, for the Project and any and all materials, equipment and machinery intended for the Project in an amount not less than the replacement cost of the Project (including labor and installation costs); and

                        (c) as soon as practicable after such coverage becomes appropriate in light of the evolution of the Project, such other insurance (including flood and earthquake) with respect to the Project in such amounts and against such insurable hazards as is usually carried by businesses of established reputation operating similar properties and as the lenders under any related Long-Term Credit Facility may from time to time reasonably request.

Each policy may provide for reasonable deductibles and sublimits, and shall be in all other respects satisfactory to the lenders under any Long-Term Credit Facility and to MENY.

                  1.1.37. "Interest" means the entire ownership interest of a Partner in the Partnership at any particular time as set forth herein. An Interest of a Person in its capacity as a Limited Partner is at times referred to herein as a "Limited Partner Interest"; the Interest of a Person in its capacity as a General Partner is at times referred to herein as a "General Partner Interest". The percentage Interest of the Partners is as set forth in Sections 3.1 and 3.2.

                  1.1.38. "Interest Rate" means a rate per annum equal to the rate announced from time to time by Citibank, N.A. as its prime or base rate plus one percent (but not greater than the Maximum Lawful Rate).

                  1.1.39. "Items of Deduction" means, for any fiscal year, the Partnership's items of deduction as determined for Federal income tax purposes
(a) without adjustment for the Partnership's items of income as determined for Federal income tax purposes, (b) without taking into account any items of Partnership income, gain, loss or deduction specially allocated pursuant to
Section 5.4 and (c) as adjusted pursuant to Section 5.5.3.

                  1.1.40. "Items of Income" means, for any fiscal year, the Partnership's items of income as determined for Federal income tax purposes, (a) without adjustment for the Partnership's items of deduction or loss as determined for Federal income tax purposes, (b) without taking into account any items of Partnership income, gain, loss or deduction specifically allocated pursuant to Section 5.4, and (c) as adjusted pursuant to Section 5.5.3.

                  1.1.41. "Letter Agreement" has the meaning as set forth in the Recitals.

                  1.1.42. "Limited Partner" means any Person who is admitted to the Partnership as a limited partner and who is at the time of reference a limited partner.

                  1.1.43. "Long-Term Credit Facility" means, with respect to the Project, any long-term credit or financing, including working capital loans and letters of credit, for all or a portion of the costs of the Project evidenced by a credit agreement providing for long-term credit or financing, including working capital loans and letters of credit, at available market competitive rates and terms constituting Nonrecourse Liability. The New Bonds, New Working Capital Facility Loans and New Bonds Letters of Credit shall each constitute a Long-Term Credit Facility.

                  1.1.44. "Long-Term Credit Facility Closing" means, with respect to any Long-Term Credit Facility, the effective date of the closing of a Long-Term Credit Facility.

                  1.1.45. "Majority of the Limited Partners" means the holders of more than 50% of the outstanding percentage Interests of the Limited Partner Interests; and "Majority of the General Partners" means the holders of more than 50% of the outstanding percentage Interests of the General Partner Interests.

                  1.1.46. "Management Committee" means the committee composed of two representatives of each General Partner which shall manage the Partnership in accordance with, and subject to, the provisions of this Agreement.

                  1.1.47. "Maximum Lawful Rate" has the meaning set forth in
Section 13.16.

                  1.1.48. "MENY" means the corporation identified as such on Exhibit A.

                  1.1.49. "MENY Affiliates" means Edison International, a California corporation, and its Subsidiaries.

                  1.1.50. "New Bonds" means any taxable or tax exempt bonds issued on or after the Bond Closing Date in an aggregate amount in excess of $300,000,000, which New Bonds, together with the related instruments and documents, as amended, supplemented or modified from time to time, shall be deemed to constitute a Long-Term Credit Facility.

                  1.1.51. "New Bonds Letters of Credit" means letters of credit issued or obligations incurred pursuant to reimbursement agreements or similar agreements for the benefit of the Project, vendors and suppliers to the Project, holders of the New Bonds or persons providing benefits to the Project.

                  1.1.52. "New Working Capital Facility Loans" means loans advanced for the working capital requirements of the Partnership for the Project.

                  1.1.53. "Nondefaulting Partners" has the meaning set forth in
Section 10.2.1.

                  1.1.54. "Nonrecourse Liability" means a liability to the extent that no Partner nor any Affiliate of a Partner bears in respect thereof, any Economic Risk of Loss.

                  1.1.55. "Notice" means a writing containing the information required by this Agreement to be communicated to any Person and that is delivered or sent in the manner specified in Section 13.9 or actually received by such Person.

                  1.1.56. "Old Bonds" means the Industrial Development Revenue Bonds (Brooklyn Navy Yard Cogeneration Project) Series 1995A in the aggregate principal amount of $126,962,850 and the Industrial Development Revenue Bonds (Brooklyn Navy Yard Cogeneration Project) Series 1995B in the aggregate principal amount of $126,962,850 issued by the Agency, which Old Bonds, together with the related instruments and documents, shall not constitute a Long-Term Credit Facility.

                  1.1.57. "Operator" means the Person who, pursuant to an operating agreement with the Partnership, performs or causes to be performed operation, maintenance, and other functions of or related to the Project.

                  1.1.58. "Partner" means any Limited Partner or General
Partner.

                  1.1.59. "Partner Loan" means a loan from a General Partner (in the capacity as an independent lender to the Partnership, and not as a Partner) to the Partnership pursuant to Section 3.9.1 and shall not include any Construction Loan.

                  1.1.60. "Partner Nonrecourse Debt" has the same meaning as the term "partner nonrecourse debt" set forth in Section 1.704-2(b)(4) of the Regulations.

                  1.1.61. "Partnership" means the limited partnership formed under this Agreement, as the partnership may from time to time be constituted.

                  1.1.62. "Partnership Account" means the segregated interest bearing account in the Partnership's name referenced in Section 3.3 into which the General Partners shall deposit certain receipts of the Partnership as set forth therein.

                  1.1.63. "Partnership Minimum Gain" means the amount determined by computing, with respect to each Nonrecourse Liability of the Partnership, the amount of gain (of whatever character) that would be realized by the Partnership if it disposed of the Partnership property subject to such liability in a taxable transaction in full satisfaction of such liability (and for no other consideration), and by then aggregating the amounts so computed. Partnership Minimum Gain shall be determined in a manner consistent with the rules of Regulations Section 1.704-2(d)(1), including the requirement that if the book value of property subject to one or more Nonrecourse Liabilities (as determined for purposes of adjusting the Partners' Capital Accounts) differs from its adjusted tax basis, Partnership Minimum Gain shall be determined with reference to such book value as provided in Regulations Section 1.704- 2(d)(3).

                  1.1.64. "Person" means a corporation, an association, a partnership, a limited liability company, an organization, a business, an individual, a government or a political subdivision thereof, a governmental agency or any other juridical entity.

                  1.1.65. "Power Sales Agreement" means the Energy Sales Agreement, dated as of October 31, 1996, between Con Ed and the Partnership, as such agreement may be supplemented, amended, modified, consolidated or replaced by a new agreement.

                  1.1.66. "Priority Amounts" means the application of the Partnership's cash to the following uses in the following order of priority:

                        (a) maintenance, operating and other business expenses and capital expenditures necessary for the continued safe and economic operation of the Project, including payments under the agreement with the Operator, expenditures to meet governmental requirements and Reserves in anticipation of such expenditures;

                        (b) principal, interest, fees, rent, costs and expenses of the Partnership pursuant to any Long-Term Credit Facility and any and all Reserves and deposits required by any Long-Term Credit Facility;

                        (c) a General Partner Management Fee equal to 2.5% of the Gross Revenues of the Partnership for each month prior to and including the month of the Bond Closing Date payable to each General Partner on the next following Distribution Date;

                        (d) to the extent that payment of any General Partner Management Fee or any Royalty Fee have, at the option of the General Partners, been subordinated or deferred or there is insufficient cash on any prior Distribution Date to pay the General Partner Management Fee or Royalty Fee, all such subordinated, deferred or unpaid General Partner Management Fee and Royalty Fee;

                        (e) a General Partner Management Fee equal to 0.5% of the Gross Revenues of the Partnership calculated from the first day of the month after the Bond Closing Date for a period of forty eight (48) calendar months thereafter payable to York Partners on each Distribution Date;

                        (f) a Royalty Fee equal to 4.5% of the Gross Revenues of the Partnership calculated from the first day of the month after the Bond Closing Date for a period of forty-eight (48) calendar months thereafter payable to York Partners on each Distribution Date;

                        (g) a General Partner Management Fee equal to 2.0% and 2.0% of the Gross Revenues of the Partnership calculated from the first day of the month beginning forth-eight (48) months after the Bond Closing Date for a period of sixty (60) calendar months thereafter payable to York Partners and MENY, respectively, on each Distribution Date;

                        (h) a General Partner Management Fee equal to 1.5% and 1.5% of the Gross Revenues of the Partnership calculated from the first day of the month beginning one hundred eight (108) months after the Bond Closing Date for a period of sixty (60) calendar months thereafter payable to York Partners and MENY, respectively, on each Distribution Date;

                        (i) a General Partner Management Fee equal to 1.0% and 1.0% of the Gross Revenues of the Partnership calculated from the first day of the month beginning one hundred sixty-eight (168) months after the Bond Closing Date for a period of sixty (60) calendar months thereafter payable to York Partners and MENY, respectively, on each Distribution Date;

                        (j) a General Partner Management Fee equal to 0.5% and 0.5% of the Gross Revenues of the Partnership calculated from the first day of the month beginning two hundred twenty-eight (228) months after the Bond Closing Date for a period of two hundred forty (240) calendar months thereafter (but in no event later than October 31, 2036) payable to York Partners and MENY, respectively, on each Distribution Date;

                        (k) principal, interest, fees, costs and expenses due under the Construction Loan;

                        (l) scheduled payments in that month of principal and accrued interest on any subordinated loans, including any Partner Loans;

                        (m) any other Reserves or funds for capital expenditures established in such amounts as the Management Committee determines in its reasonable discretion to be necessary;

                        (n) distributions to the Partners pursuant to Article
IV.

                  1.1.67. "Priority Loan" means a loan from a Partner to another Partner that is subject to the terms and conditions set forth in Section 3.9.

                  1.1.68. "Project" has the meaning set forth in the Recitals.

                  1.1.69. "Project Agreements" means, individually and collectively, any and all agreements relating to the Project as each may be amended, supplemented or modified from time to time.

                  1.1.70. "Property" means any parcel of real estate on which the Project is or is to be located, together with all easements appurtenant thereto, all improvements constructed thereon, and all personal property owned or leased by the Partnership and used in connection therewith, including any interest of the Partnership therein.

                  1.1.71. "Proportionate Share" means, as of the date of calculation, a fraction the numerator of which is the percentage Interest of the General Partner Interest held by that General Partner and the denominator of which is the aggregate of percentage Interests of all General Partner Interests.

                  1.1.72. "PURPA" means the Public Utility Regulatory Policies Act of 1978, as amended, and the regulations promulgated thereunder.

                  1.1.73. "Regulations" means the Income Tax Regulations (including temporary and proposed) promulgated under the Code by the Internal Revenue Service, as such regulations may be amended from time to time (including corresponding provisions of succeeding regulations).

                  1.1.74. "Released Claim" has the meaning set forth in Section 14.2.

                  1.1.75. "Released Party" has the meaning set forth in Section 14.2.

                  1.1.76. "Releasing Parties" has the meaning set forth in
Section 14.2.

                  1.1.77. "Reserves" means provisions for contingencies in accordance with prudent management practices relative to the type of business in which the Partnership is engaged and the levels of insurance maintained by the Partnership and generally accepted accounting principles.

                  1.1.78. "Royalty Fee" means a royalty calculated as a percentage of the gross revenues of the Partnership, payable in accordance with the definition of Priority Amount.

                  1.1.79. "Second Supplemental Agreement" has the meaning set forth in the Recitals.

                  1.1.80. "Site Lease" means the Site Lease dated December 19, 1989, between Brooklyn Navy Yard Development Corporation and Cogeneration Technologies, Inc., as amended and assigned.

                  1.1.81. "Subsidiary" means, when used with reference to a specified Person, any Affiliate of the specified Person who directly or indirectly is controlled by such specified Person.

                  1.1.82. "Substituted Partner" means any Partner admitted to the Partnership as a General Partner or a Limited Partner, as the context requires, pursuant to Article VIII, whether in lieu of or in addition to an assigning Partner.

                  1.1.83. "Supplemental Agreement" has the meaning set forth in the Recitals.

                  1.1.84. "Tax Matters Partner" has the meaning set forth in
Section 11.6.

                  1.1.85. "Withdrawal" when used with reference to a Partner, shall mean in lieu of other events of withdrawal specified in Section 17-402(4) and (5) of the Delaware Act:

                        (a) the filing of a certificate of dissolution or its equivalent for a General Partner that is a corporation or the revocation of a charter of a General Partner that is a corporation;

                        (b) the dissolution and commencement of winding up or liquidation of a General Partner that is a partnership;

                        (c) an attempt by a Partner to withdraw from or to transfer any of its Interests in the Partnership, except as permitted by Article VIII;

                        (d) the failure by a General Partner generally to pay its Debts as they become due or the admission in writing by a General Partner of its inability to pay its Debts or a general assignment by a General Partner for the benefit of creditors;

                        (e) the commencement by a General Partner of any case, proceeding or other action seeking for itself or its Debts any arrangement, composition, readjustment, liquidation, dissolution or other reorganization or similar relief under any Debtor Relief Law;

                        (f) in any involuntary case, proceeding or other action commenced against a General Partner which seeks to have an order for relief (injunctive or otherwise) entered against the General Partner, as debtor, or seeks reorganization, arrangement, adjustment, liquidation, dissolution or composition of it or its Debts under any Debtor Relief Law, (i) a General Partner fails to bond, discharge or obtain a dismissal of such case, proceeding or other action within 60 days of its commencement, or (ii) a General Partner converts the case from one chapter of the Bankruptcy Reform Act of 1978, as amended, to another chapter, or (iii) a General Partner is the subject of an order for relief which is not stayed within 30 days from the entry thereof;

                        (g) the filing by a General Partner of an answer or other pleading admitting or failing to contest the material allegations of a petition filed against it in any bankruptcy, insolvency or reorganization proceeding; or

                        (h) the appointment of a trustee, receiver, custodian or liquidator of a General Partner or of all or any part of its properties, if said appointment has not been vacated or stayed within 90 days or the seeking, consenting, or acquiescing of a General Partner to the appointment of a trustee, receiver, custodian or liquidator of it or of all or any substantial part of its properties.

                  1.1.86. "York Affiliates" means York Research Corporation, a Delaware corporation, and its Affiliates.

                  1.1.87. "York Partners" means the limited partnership identified as such on Exhibit A.

                  1.1.88. "York Partners Security Agreement" has the meaning set forth in Section 3.10.

                  1.1.89. "York Reimbursement Agreement" means the York Partners Reimbursement Agreement (PMNC) dated as of the date hereof among York Partners, the Partnership and Edison Mission Energy as amended, supplemented or modified from time to time.

            1.2 Additional Defined Terms. For the convenience of the parties, in addition to the defined terms set forth in this Article I, certain other terms are defined throughout this Agreement.

            1.3 Rules of Construction. For all purposes of this Agreement, except as otherwise expressly provided or unless the context otherwise requires,
(i) the terms defined in this Article I have the meanings assigned to them in this Article I and include the plural as well as the singular, (ii) all accounting terms not otherwise defined have the meanings assigned under generally accepted accounting principles, (iii) all references in this Agreement to designated "Articles", "Sections," "Exhibits," "Schedules" and other subdivisions are to the designated Articles, Sections and other subdivisions of the body of this Agreement, as it may be amended, (iv) pronouns of either gender or neuter shall include, as appropriate, the other forms, (v) any references to regulations or statutes shall be construed as including all provisions consolidating, amending, succeeding or replacing the statute or regulation referred to, (vi) the words "herein", "hereof" and "hereunder" and other words of similar import refer to this Agreement as a whole and not to any particular Article, Section or other subdivision and (vii) the words "include," "including" and other words of similar import mean include or including without limitation.

                               ARTICLE II

                         ORGANIZATIONAL MATTERS

            2.1 Formation. The parties hereby form a partnership as a limited partnership under the laws of the State of Delaware. The rights and liabilities of the Partners shall be as provided in the Delaware Act, except as otherwise expressly provided herein.

            2.2 Name. The name of the Partnership shall be the name set forth on the cover sheet hereof or such other name as the General Partners may hereafter designate by Notice to the Limited Partners and by making any required filings under the Delaware Act.

            2.3 Business Purpose.

                  2.3.1.The primary business purpose of the Partnership shall be to design, Construct, develop and operate for profit the Project in order to provide a substantial and reliable resource of electric and thermal energy and capacity for sale.

                  2.3.2.The Partnership may engage in any activities whatsoever that the Partnership may deem proper, convenient or incidental in connection with any of the foregoing purposes.

            2.4 Place of Business. The principal place of business of the Partnership shall be Building 41, Brooklyn Navy Yard, Flushing Avenue and Cumberland Street, County of Kings, New York, or such other place as the General Partners may hereafter designate by Notice to the Limited Partners. The Partnership may maintain such other offices and places of business as the General Partners may deem advisable.

            2.5 Certificate of Limited Partnership. The General Partners have executed a Certificate of Limited Partnership and filed it in the Office of the Delaware Secretary of State as required by Section 17-206(a) of the Delaware Act.

            2.6 Agent for Service of Process. Unless changed by the Management Committee, the name of the registered agent for service of process on the Partnership in Delaware shall be United Corporate Services, Inc. The address of the registered agent and the address of the registered office of the Partnership in Delaware is 15 East North Street, Dover, Delaware 19901.

            2.7 Term. The Partnership commenced upon the filing of the original Certificate of Limited Partnership in accordance with the Delaware Act, and (unless sooner terminated in accordance with any provisions of this Agreement) shall continue in existence until December 31, 2051.

                               ARTICLE III

                PARTNERS' CAPITAL AND FUNDING COMMITMENTS

            3.1 General Partners. The names, addresses, and Interests of the General Partners are set forth in Exhibit A attached hereto. On the Closing Date and as of the date hereof, York Partners and MENY each had a General Partner Interest with a percentage Interest equal to 5%.

            3.2 Limited Partners. The names, addresses, and Interests of the Limited Partners are set forth in Exhibit A. On the Closing Date and as of the date hereof, York Partners and MENY each had a Limited Partner Interest with a percentage Interest equal to 45%.

            3.3 Partnership Account. A Partnership Account shall be established and maintained on behalf of the Partnership. The General Partners shall deposit the proceeds of all Capital Contributions, Construction Loans, and Partner Loans and any other receipts of the Partnership with respect to the Project into the Partnership Account promptly upon the receipt thereof by the Partnership or by any General Partner on its behalf. The amounts held in the Partnership Account shall be used by the Partnership in a manner consistent with this Agreement. All disbursements from the Partnership Account shall be made (i) to comply with the provisions of Section 4.1, (ii) at the direction of the Executive Director, to pay or reimburse costs of the Project, or (iii) as the Management Committee may otherwise direct.

            3.4 Capital Accounts. The Partnership has established a separate capital account on its books (each, a "Capital Account") for each Partner, which has been and shall be maintained and adjusted in accordance with Section 5.5. As of January 1, 1997, the Capital Account of each of York Partners and MENY was $21,414 and ($26,872,446), respectively, after inclusion of all Capital Contributions made by each Partner and all adjustments required by Section 5.5 through and including December 31, 1996.

            3.5 No Interest on Capital Accounts. The Partnership shall not be obligated to redeem or repurchase any Interest, and no Partner shall have the right to withdraw, or receive any return of, its Capital Contribution or amounts on deposit in its Capital Account, except as specifically provided herein. No Partner shall be paid any interest on any Capital Contribution made by it to the Partnership or on its Capital Account.

            3.6 No Withdrawal from Capital Accounts. Partners shall not be entitled to the withdrawal or return of any portion of their respective Capital Accounts, except to the extent provided for in this Agreement.

            3.7 No Liability of Partners.

                  3.7.1.Each General Partner may but shall not be obligated to the Partnership or any Partner to make any loan or Capital Contribution to the Partnership. No General Partner shall have personal liability for repayment to the Limited Partners of their Capital Contributions, or for payments to the Partnership of the negative amounts of the General Partners' Capital Account, if any.

                  3.7.2.No Limited Partner shall be liable for the debts, liabilities, contracts or any other obligations of the Partnership, and a Limited Partner shall not be required to lend any funds to the Partnership or to make any further Capital Contribution to the Partnership. Limited Partners shall have no liability under this Agreement except pursuant to this Agreement and as provided by the Delaware Act. A Limited Partner may, under certain circumstances, be required by applicable law to return to the Partnership, for the benefit of Partnership creditors, amounts previously distributed to it. If any Limited Partner is obligated to make any such payment, such obligation shall be the obligation of such Limited Partner and not of the General Partners.

            3.8 No Obligations. No reference to MENY Affiliates or York Affiliates herein shall be deemed to imply that any MENY Affiliate (other than MENY) or any York Affiliate (other than York Partners) has any obligation under this Agreement.

            3.9 Loans.

                  3.9.1.At any time after the Partnership has received all of the funds available to it and all contributions and advances to the Partnership pursuant to this Section 3.9.1, if requested by the Management Committee, either General Partner may advance to the Partnership in cash or other consideration or guarantee or otherwise endorse obligations of the Partnership, the amount so agreed as a Partner Loan. Any Partner Loan shall be evidenced by a note (if requested by the Partner making the loan), shall bear interest at the rate set by the Management Committee, which in no event shall be less than the Interest Rate, shall be nonrecourse to the Partners, and be subject to such other terms as the Management Committee shall approve.

                  3.9.2.MENY advanced monies to the Partnership in the form of a Construction Loan to pay Project costs. The principal amount outstanding of all Construction Loans, including any applicable fees, as of the date hereof is $128,622,022, without giving effect to the planned and actual utilization of the proceeds of the sale of the New Bonds to repay a portion of the amount outstanding of the Construction Loans. The amount of interest outstanding on all Construction Loans as of the date hereof is $42,745,326. MENY may in its discretion, after consultation with the Management Committee, from time to time advance additional amounts. Each Construction Loan shall (i) be evidenced by entry of the principal amount thereof, together with a fee equal to one percent of the principal amount thereof, on a Construction Loan Note substantially in the form of Exhibit B hereto established with respect to the Construction Loan,
(ii) bear interest from the date hereof (A) until the Bond Closing Date, at a fixed rate of 10 percent per annum compounded daily and calculated on the basis of a year of 365/366 days and the number of days elapsed, and (B) from and after the Bond Closing Date, at a variable rate equal to the Construction Loan Rate, and (iii) be subject to New York law. To the extent that MENY has received payment of all or any portion of such Loan, the amount paid to the Partner shall be applied first to accrued but unpaid interest on such loan and thereafter to reduce the principal amount outstanding under such loan. To the extent the principal of and accrued interest on any Construction Loan is not repaid from the proceeds of the New Bonds or other Long-Term Credit Facility as provided in Section 4.1.2, they shall be repaid from the revenues of the Partnership as a Priority Amount (after giving effect to other priority payments set forth in the definition of Priority Amounts) based on an annual level debt service payment amortization of principal and interest over five years commencing on the Bond Closing Date assuming a fixed interest rate equal to the Construction Loan Rate in effect on such date, with an adjustment to the fifth year for variations in the actual accrued interest based on the actual Construction Loan Rate in effect from time to time. Any unpaid principal or accrued interest on a Construction Loan after five years from the Bond Closing Date shall be payable in full from the first available Partnership cash flow thereafter (after giving effect to other priority payments set forth in the definition of Priority Amounts). MENY may in its discretion, reduce the rate of interest charged for the Construction Loan or convert all or some portion of the Construction Loan to a Capital Contribution by written notice to the Partnership specifying the effective date and reduced rate of interest or amount of conversion.

                  3.9.3.MENY has extended loans and advances to York Partners in the form of a Priority Loan in connection with the Project. The amount outstanding of the Priority Loan, including any applicable fees and interest, as of the date hereof is $20,400,000. Such Priority Loan shall (i) be evidenced by entry of the principal amount thereof, together with a fee equal to one percent of the principal amount thereof, on a note in the form of Exhibit C hereto established with respect to the Priority Loan, (ii) bear interest from the date hereof (A) until the Bond Closing Date, at a fixed rate of 10 percent per annum compounded daily and calculated on the basis of a year of 365/366 days and the number of days elapsed, and (B) from and after the Bond Closing Date, at a variable rate equal to the Construction Loan Rate, and (iii) be subject to New York law. York Partners shall have the right to prepay all or any portion of the principal and accrued interest of any Priority Loan. To the extent the principal of and accrued interest on any Priority Loan has not been repaid from the proceeds of any Long-Term Credit Facility as provided in Section 4.1.2, they shall be repaid from York Partners' share of the Available Cash Flow (after giving effect to priority payments set forth in the definition of Priority Amounts) based on an annual level debt service payment amortization of principal and interest of each Priority Loan over five years commencing on the Bond Closing Date assuming a fixed interest rate equal to the Construction Loan Rate in effect on such date, with an adjustment to the fifth payment for variations in the actual accrued interest based on the actual Construction Loan Rate in effect from time to time. Any unpaid principal or accrued interest on a Priority Loan after five years from the Bond Closing Date shall be payable in full thereafter only from the first available moneys arising from York Partners' share of Available Cash Flow (after giving effect to priority payments set forth in the definition of Priority Amounts).

            3.10 Security Agreement. To secure the full repayment of the amounts advanced to York Partners under the Priority Loan, York Partners, MENY and the Partnership shall enter into a pledge and security agreement substantially in the form of

Exhibit D hereto (the "York Partners Security Agreement"), pursuant to which York Partners (as evidenced by the consent of all partners of York Partners) shall grant and pledge to MENY a portion of its Limited Partner Interest equal to a 30% interest in the Partnership.

                               ARTICLE IV

                 PAYMENTS AND DISTRIBUTIONS TO PARTNERS

            4.1 Distribution of Partnership Cash and Assets.

                  4.1.1.In the event of the winding up of the Partnership, all Partnership cash and property shall be distributed pursuant to Article IX of this Agreement.

                  4.1.2.As soon as practicable following a Long-Term Credit Facility Closing, the Management Committee shall determine if any portion of the proceeds of the Long-Term Credit Facility are available for distribution as Distributable Amounts. The Management Committee shall apply those Distributable Amounts to the following uses and in the following order of priority:

                        (i) Payment of the Old Bonds and any amounts due under related instruments and documents including amounts due Edison Mission Energy pursuant to the Reimbursement and Indemnity Agreement dated as of December 22, 1995.

                        (ii) Repayment of any principal, interest and fees with respect to the Construction Loan.

                        (iii) Replacement with Partnership cash of any guarantee of a Partnership obligation or a security deposit or letter of credit posted by a Partner or an Affiliate of a Partner on behalf of the Partnership.

                        (iv) Payment of the remainder to the Partners to cause their respective Distribution Account to be in proportion to the Partner's respective percentage Interest and thereafter in proportion to their percentage Interest, provided, however, that amounts otherwise distributable to York Partners shall be paid to MENY for the payment of any Priority Loan.

                  4.1.3.The Partnership shall pay to the appropriate Persons the Priority Amounts identified in clauses (a) and (b) of the definition thereof when and as required to meet the Partnership's obligations. The Partnership shall pay to the appropriate Persons all other Priority Amounts on each Distribution Date, provided, however, that the Partnership shall pay to Edison Mission Energy all or such portion of the General Partner Management Fee and Royalty Fee as may be required pursuant to

Article II of the York Reimbursement Agreement upon written notice from Edison Mission Energy specifying the amounts due and payable to Edison Mission Energy.

                  4.1.4.The Management Committee shall distribute the Available Cash Flow on each Distribution Date to the Partners to cause their respective Distribution Accounts to be in proportion to the Partners' respective percentage Interests and thereafter in proportion to their percentage Interests, provided, however, that amounts otherwise distributable to York Partners shall be paid to MENY for the payment of any Priority Loan.

            4.2 Payments to Partners. Except as otherwise provided herein, or hereafter approved by the Management Committee, no payment shall be made by the Partnership to any Partner, or by any Partner to any other Partner, respectively, for services of such Partner except that on the Bond Closing Date, MENY shall pay to York Partners a development fee in the amount of $6 million by wire transfer to the York Partners' account at Chemical Bank.

            4.3 Loaned Employees; Reimbursement. York Partners and MENY each agree to make or cause to be made available to the Partnership such of their employees and those of their MENY Affiliates and York Affiliates as are necessary, in the determination of the Executive Director, to conduct the business of the Partnership. This obligation shall terminate at such time as (a) the volume of business being conducted by the Partnership is such that the Executive Director determines that the Partnership can support its own autonomous organization with respect to any services theretofore caused to be so provided to the Partnership or (b) the Partner has withdrawn in a manner permitted by this Agreement. Each of York Partners, MENY, any York Affiliates and any MENY Affiliates shall be entitled to be reimbursed by the Partnership for (a) the portion of its employee expenses including employee expenses incurred in connection with the satisfaction of General Partner obligations under Article XI (except Section 11.7)) incurred and fairly attributable to the operations of the Partnership which shall be deemed to be an amount equal to (i) the portion of the base salaries of its professional personnel allocable to the Partnership (determined by the Executive Director based on the proportion of time spent on the Partnership's operations to all other business activities of such Person), (ii) multiplied by 1.5; and (b) other reasonable out-of-pocket expenses preapproved in writing by the Executive Director and incurred directly by such entity in connection with the Partnership's operations (including reasonable out-of-pocket expenses incurred in connection with the satisfaction of General Partner obligations under Article XI (except Section 11.7)); provided that the aggregate amount of such reimbursement does not exceed levels authorized for such services and expenses in an authorized budget approved by the Management Committee. Such payment shall be made by the Partnership at the direction of the Executive Director (if within a Management Committee approved budget or, if not, upon authorization by the Management Committee) upon presentation of reasonably detailed statements describing the provision of such services and payment of such salaries (and evidencing the payment of such out-of-pocket expenses) by the

Partner or MENY Affiliate or York Affiliate claiming such reimbursement. If the Management Committee does not approve budgets including amounts reasonably proposed in good faith by York Partners or MENY to cover the obligations of the parties under this Section 4.3 and Article XI (except Section 11.7), the Partners, to the extent of any shortfall, shall be relieved of such obligations. Any employee of a Partner or its MENY Affiliate or York Affiliate who performs services for or on behalf of the Partnership pursuant to the foregoing provisions of this Section 4.3 shall be paid by and remain an employee of the Partner or the York Affiliate or MENY Affiliate by whom they are employed and not the Partnership. The York Affiliates and MENY Affiliates are hereby constituted intended third party beneficiaries of this Section 4.3.

            4.4 Loans to Partners. The Partnership shall not make any loans to any Partner or to any other Persons without the consent of the General Partners or, if the loan is to a General Partner or an Affiliate of a General Partner, without the consent of the other General Partner.

            4.5 Amounts Withheld. All amounts required to be withheld pursuant to the Code or any applicable provision of any state, local or foreign tax law with respect to any payment or distribution to the Partners and treated by the Code (whether or not withheld pursuant to the Code) or any such tax law as amounts payable by or in respect of any Partner or any Person owning an interest, directly or indirectly, in such Partner shall be treated as amounts distributed to the Partner with respect to which such amount was withheld pursuant to this Article IV for all purposes under this Agreement. The Management Committee is authorized to withhold from payments or distributions to the Partners and to pay over to any federal, state, local or foreign government any amounts required to be so withheld pursuant to the Code or any such tax.

                                ARTICLE V

                         ALLOCATIONS OF ITEMS OF
                      INCOME AND ITEMS OF DEDUCTION

            5.1 In General. Items of Income, Items of Deduction and any other items of income, gain, deduction and loss of the Partnership shall be determined and allocated (pursuant to the provisions of this Article V) with respect to each fiscal year of the Partnership as of the end of such year.

            5.2 Items of Income and Items of Deduction. Subject to the special allocations set forth in Section 5.4 and until such time as Items of Income and Items of Deduction are to be allocated under Section 5.3, the Partnership's Items of Income and Items of Deduction shall be allocated among the Partners in the following manner:

                  5.2.1.For fiscal year 1996, Items of Income and Items of Deduction shall be allocated 84.6% to MENY and 15.4% to York Partners.

                  5.2.2.For each fiscal year thereafter, Items of Income and Items of Deduction shall be allocated 95% to MENY and 5% to York Partners.

            5.3 Allocation Upon Liquidation.

                  5.3.1.After giving effect to the special allocations set forth in Section 5.4 below, the Partnership's remaining Items of Income realized in the first fiscal year during which the Partnership commences a winding up of the Partnership (and in any succeeding year) shall be allocated among the Partners in the following manner:

                        (a) First, to each of the Partners to the extent of and in proportion to the excess of the deficit balance in such Partner's Capital Account over the sum of such Partner's allocable share of Partnership Minimum Gain (as determined under Regulations Section 1.704-2(g)(2)) and minimum gain attributable to a Partner Nonrecourse Debt (as determined under Regulations
Section 1.704-2(i)(5)) remaining after giving effect to the special allocations of Section 5.4 (such sum being such Partner's "Allocable Share of Minimum Gain").

                        (b) Second, to the Partners in the amounts required to cause the respective balances of their Capital Accounts to be in proportion to the amounts of cash each would receive if the remaining proceeds of liquidation were distributed in accordance with Section 4.1.2(iv).

                        (c) Third, the balance to the Partners in proportion to their percentage Interests.

            5.4 Regulatory Allocation Provisions.

                  5.4.1.Notwithstanding any other provision of this Agreement, if there is a net decrease in Partnership Minimum Gain during a Partnership taxable year, each Partner shall be specially allocated items of Partnership income and gain for such year (and, if necessary, for subsequent years) equal to such Partner's share of the net decrease in Partnership Minimum Gain (which share of such net decrease shall be determined under Regulations Section 1.704-2(g)(2)). It is intended that this Section 5.4 shall constitute a "minimum gain chargeback" as provided by Regulations Section 1.704-2(f). Such section of the Regulations shall control in the event of a conflict between such section and this Section 5.4.

                  5.4.2.Notwithstanding any other provision of this Agreement other than Section 5.4.1, if there is a net decrease in minimum gain during a Partnership taxable year attributable to a Partner Nonrecourse Debt, any Partner with a share of minimum gain attributable to such debt at the beginning of such year (as determined under Regulations Section 1.704-2(i)(5)) shall be specially allocated items of Partnership income and gain for such year (and, if necessary, for subsequent years) equal to that Partner's share of the net decrease in such minimum gain (which share of such net decrease shall be determined under Regulations Sections 1.704-2(i)(4) and 1.704-2(g)(2)). It is intended that this Section 5.4.2 shall constitute a chargeback of partner nonrecourse debt minimum gain as provided by Regulations Section 1.704- 2(i)(4) and such section of the Regulations shall control in the event of a conflict between such section and this Section 5.4.2.

                  5.4.3.No Items of Deduction or items of Partnership deduction or loss shall be allocated to any Partner to the extent that such allocation would result in such Partner having an Adjusted Capital Account Deficit. If any Partner unexpectedly receives any adjustments, allocations or distributions described in Regulations Section 1.704-1(b)(2) (ii)(d)(4) through (6) which result in an Adjusted Capital Account Deficit, such Partner shall be allocated items of Partnership income and gain in an amount and manner sufficient to eliminate such Adjusted Capital Account Deficit as quickly as possible, provided that an allocation pursuant to this Section 5.4.3 shall be made only if and to the extent that such Partner would have an Adjusted Capital Account Deficit after all other allocations provided for in this Article V (other than Section 5.4.4) have been tentatively made as if this Section 5.4.3 were not in this Agreement. It is intended that the second sentence of this Section 5.4.3 shall constitute a "qualified income offset" as provided by Regulations section 1.704-1(b)(2)(ii)(d) and such section of the Regulations shall control in the event of a conflict between such section and this Section 5.4.3.

                  5.4.4.In the event any Partner has an Adjusted Capital Account Deficit at the end of any fiscal year, items of Partnership income and gain shall be specially allocated to such Partner in an amount and manner sufficient to eliminate such Adjusted Capital Account Deficit as quickly as possible, provided that an allocation pursuant to this Section 5.4.4 shall be made only if and to the extent that such Partner would have an Adjusted Capital Account Deficit after all other allocations provided for in this Article V have been tentatively made as if Section 5.4.3 and this Section 5.4.4 were not in this Agreement.

                  5.4.5.Items of Partnership deduction and loss and Section 705(a)(2)(B) expenditures that are attributable to indebtedness constituting Partner Nonrecourse Debt under the Regulations shall be allocated among the Partners who bear the Economic Risk of Loss for such indebtedness constituting Partner Nonrecourse Debt under the Regulations in the ratio in which they share Economic Risk of Loss for such indebtedness. This provision is to be interpreted in a manner consistent with the requirements of Regulations Section 1.704-2(i)(1).

                  5.4.6.The allocations set forth in Sections 5.4.1 through
5.4.5 hereof (the "Regulatory Allocations") are intended to comply with certain requirements of the Regulations. It is the intent of the Partners that, to the extent possible and consistent with the Regulations, all Regulatory Allocations shall be offset either with other Regulatory Allocations or with special allocations of other items of Partnership income, gain, loss, and deduction pursuant to this Section 5.4.6. Therefore, notwithstanding any other provision of this Article V, other than the Regulatory Allocations, the General Partners shall make such offsetting special allocations in whatever manner they determine appropriate so that, after such offsetting allocations are made, each Partner's Capital Account balance is, to the extent possible, equal to the Capital Account balance such Partner would have had if the Regulatory Allocations were not part of the Agreement and all items of Partnership income, gain, loss or deduction were allocated pursuant to Sections
5.2 and 5.3. In exercising their discretion under this Section 5.4.6, the General Partners shall take into account future Regulatory Allocations under Sections 5.4.1 and 5.4.2 that, although not yet made, are likely to offset other Regulatory Allocations previously made under Section 5.4.5.

                  5.4.7. For purposes of allocating excess Nonrecourse Liabilities under Regulations Section 1.752-3(a)(3) the Partners agree that the Partners' interests in profits are 95% to MENY and 5% to York Partners.

                  5.4.8. In the event that any amount claimed by the Partnership to constitute a deductible expense in any fiscal year is treated for Federal income tax purposes as a distribution made to a Partner in its capacity as a partner of the Partnership and not a guaranteed payment as defined in Section 707(c) of the Code or a payment to a Partner not acting in its capacity as a partner under Section 707(a) of the Code, then the Partner who is deemed to have received such distribution shall first be allocated an amount of Partnership Items of Income, equal to such payment, its Capital Account shall be reduced to reflect the distribution, and for purposes of this Article V, Items of Income shall be determined after making the allocation required by this Section 5.4.8.

                  5.4.9. In the event an Interest is assigned by a Partner (or by an assignee or successor in interest to a Partner) or a new Partner is admitted to the Partnership, the Management Committee shall close the Partnership's books on an interim basis, and determine and allocate all Items of Income, Items of Deduction, and items of Partnership income, gain, deduction and loss, as of such date. Items of Income, Items of Deduction and items of Partnership income, gain, deduction and loss, for the remainder of the fiscal year, shall be determined and allocated for the period from the date the books are closed on an interim basis to the end of the fiscal year.

                  5.4.10. During each fiscal year, the General Partners, collectively, shall be allocated no less than the percentage of each material item of Partnership items of income, gain, deduction and loss as is consistent with the provisions of Section 4.01 of Rev. Proc. 89-12, 1989-1 C.B. 22 or any successor provision thereto. In the event that the General Partners' Capital Accounts at the end of any Fiscal Year would be less than one percent (1%) of the total positive Capital Accounts of the Partners, the General Partners shall be specially allocated items of Partnership income and gain, pro rata, in an amount so that the General Partners' Capital Account balances are equal to one percent (1%) of the total positive Capital

Account balances of the Partners, provided that an allocation pursuant to this
Section 5.4.10 shall be made only if and to the extent that the General Partners' Capital Accounts would be less than one percent (1%) of the total positive Capital Account balances of the Partners after all other allocations provided for in this Article V have been tentatively made as if this Section
5.4.10 were not in this Agreement.

                  5.4.11. Notwithstanding the foregoing provisions of this
Article V, income, gain, loss and deduction with respect to property contributed to the Partnership by a Partner and property which is revalued pursuant to
Section 5.5.3 shall be shared among the Partners, in the manner prescribed by
Section 704(c) of the Code and Regulations Section 1.704-1(b)(2)(iv)(f)(4), so as to take account of the variation, if any, between the basis of the property to the Partnership and its fair market value at the time of contribution or revaluation.

                  5.4.12. In the event that the Code or any Regulations promulgated thereunder or any applicable state or local income tax laws or regulations require allocations of Items of Income, Items of Deduction, items of Partnership income, gain, deduction, loss or credit different from those set forth in this Agreement, upon the advice of the Partnership's Accountants, the General Partners are hereby authorized to make new allocations in reliance upon the Code, the Regulations, such applicable state and local income tax laws and regulations and such advice of the Partnership's Accountants and such new allocations shall be deemed to be made pursuant to the fiduciary obligations of the General Partners to the Partnership and the Limited Partners, and no such new allocation shall give rise to any claim or cause of action by any Limited Partner.

            5.5  Capital Accounts.

                  5.5.1.The Capital Account for each Partner shall reflect the amount equal to (a) the sum of (i) such Partner's Capital Contributions, (ii) such Partner's share of Items of Income and items of Partnership income and gain that are specially allocated to such Partner pursuant to Sections 5.4.1, 5.4.2, 5.4.3, 5.4.4, 5.4.5, 5.4.6, 5.4.8 and 5.4.10, (iii) such Partner's share of tax-exempt income of the Partnership and (iv) the amount of any Partnership liabilities paid by such Partner or assumed by such Partner where the Partnership is relieved of such liability, less (b) the sum of (1) such Partner's share of Items of Deduction and items of Partnership deduction and loss that are specially allocated to such Partner pursuant to Sections 5.4.5,
5.4.6 and 5.4.10, (2) such Partner's share of other Partnership expenditures described in Section 705(a)(2)(B) of the Code, as determined under Regulation
Section 1.704-1(b)(2)(iv)(i), (3) the amount of money distributed to such Partner by the Partnership, (4) the fair market value of property distributed to such Partner by the Partnership (net of liabilities secured by such distributed property which such Partner is deemed to assume or take subject to under Section 752 of the Code), and (5) the amount of any liabilities of such Partner paid by the Partnership or assumed by the Partnership where the Partner is relieved of such liability. Each Partner's Capital Account shall be maintained and adjusted in accordance with this Section 5.5. Items of Partnership income described in clause (a)(iii) and expenditures described in clause (b)(2) shall be allocated among the Partners in the same manner as Items of Income, Items of Deduction and items of Partnership, income, gain, deduction and loss.

                  5.5.2. It is intended that appropriate adjustments shall thereby be made to Capital Accounts to give effect to any Items of Income, Items of Deduction and any other items of Partnership income, gain, loss or deduction that are specially allocated pursuant to this Agreement. A Partner who has more than one interest in the Partnership shall have a single Capital Account that reflects all such interests regardless of the class of interests owned by such Partner and regardless of the time or manner in which such interests were acquired.

                  5.5.3. The Capital Accounts of the Partners and the determination of Items of Income and Items of Deduction shall be adjusted to reflect a revaluation of Partnership property on the Partnership's books and records (i) in connection with any contribution of money or other property (other than an insignificant amount) to the Partnership by a Partner as consideration for an interest in the Partnership or (ii) in connection with the liquidation of the Partnership or any distribution of money or other property (other than an insignificant amount) by the Partnership to a retiring or continuing Partner as consideration for an interest in the Partnership. In making such adjustments, the following conditions shall be satisfied:

                        (a) The adjustments shall be based on the fair market value of Partnership property (taking Section 7701(g) of the Code into account) as determined by the Management Committee on the date of adjustment;

                        (b) The adjustments shall reflect the manner in which the unrealized income, gain, loss or deduction inherent in such property (that has not been reflected in Capital Accounts previously) would be allocated among the Partners under this Article V if there were a taxable disposition of such property for such fair market value on such date; and

                        (c) As provided in Section 5.4.11, Items of Income and Items of Deduction, as computed for tax purposes, with respect to such property shall thereafter be determined so as to take account of the variation of the adjusted tax basis and book value of such property in the same manner as under
Section 704(c) of the Code and the Regulations thereunder.

                  5.5.4. In the event that property other than cash is distributed by the Partnership to any Partner, Capital Accounts shall first be adjusted to reflect the manner in which the unrealized income, gain, loss and deduction inherent in such property (that has not been previously reflected in Capital Accounts) would be allocated, pursuant to this Article V, among the Partners if there were a taxable disposition of such property for its fair market value (taking Section 7701(g) of the

Code into account) as determined by the Management Committee on the date of distribution.

                  5.5.5. Upon the transfer of all or any part of an Interest, the transferor's Capital Account that is attributable to the transferred Interest shall carry over to the transferee Partner.

                  5.5.6. Income and loss for state and local income tax purposes shall, to the extent permissible, be allocated among the Partners consistently with the allocations for Federal income tax purposes. A separate accounting shall be made of any item allocated for state or local income tax purposes in a manner different from the allocation of the corresponding item under the Code for Federal income tax purposes.

                  5.5.7. The foregoing provisions and the other provisions of this Agreement relating to the maintenance of Capital Accounts are intended to comply with Section 1.704-1(b) of the Regulations, and shall be interpreted and applied in a manner consistent with such Regulations.

                               ARTICLE VI

            RIGHTS, POWERS AND DUTIES OF THE GENERAL PARTNERS

            6.1 Management of the Partnership.

                  6.1.1. The General Partners shall have the exclusive power and authority to direct and manage the affairs of the Partnership and shall possess the powers and rights of general partners under the Delaware Act and this Agreement. The General Partners, within the authority granted to them under this Agreement, have determined to and hereby agree to exercise such powers and manage the business of the Partnership through a Management Committee except as otherwise expressly provided herein.

                  6.1.2. No Limited Partner (except one who is also a General Partner, and then only in its capacity as a General Partner within the scope of its authority hereunder) shall participate in the control of, or have any control over the Partnership business or any authority or right to act for or bind the Partnership. The Limited Partners hereby consent to the exercise by the General Partners of the respective powers conferred on them by this Agreement.

            6.2 Management Committee. The Management Committee shall be constituted, conduct its affairs, exercise its delegated powers and be subject to limitations thereon as follows:

                  6.2.1. The Management Committee shall be comprised of two representatives (who are also officers or Persons having similar responsibilities and duties) of each General Partner (the "Management Committee"). Subject to the provisions of Section 10.2, each General Partner shall be entitled to one vote in Management Committee decisions for each percentage of General Partner Interest it holds, except that if the Management Committee is unable to reach a determination or is otherwise deadlocked on a decision, subject to the rights of the General Partners pursuant to Section 6.2.4, MENY shall be entitled to cast a deciding or tie breaking vote. One of the representatives of each General Partner shall cast the vote on behalf of that General Partner. Each of MENY or York Partners upon appointing a member to the Management Committee shall give Notice to the other General Partner of the name of that member. A General Partner may remove and replace that member by giving Notice to the other General Partner. MENY and York Partners will each take such action as is internally required within that Partner to provide each of its members on the Management Committee sufficient authorization to bind and legally act on behalf of that Partner so long as his or her appointment remains in effect. Subject to the provisions of Section 10.2, the presence of a representative of each General Partner with voting powers shall be necessary to constitute a quorum for the conduct of any meeting except where York Partners fails to attend a meeting scheduled or fixed by the Management Committee pursuant to Section 6.2.2. Except where MENY is entitled to cast a deciding or tie breaking vote in decisions of the Management Committee, decisions of the Management Committee shall be made by majority vote, evidenced by their votes or the written consent of one of their respective representatives.

                  6.2.2. The Management Committee shall have regular periodic meetings at such times as the Management Committee may fix, unless the Management Committee shall determine otherwise. Any one representative may call special meetings on at least two Business Days advance Notice. Members of the Management Committee may participate in a meeting of the Management Committee by means of conference telephone or similar communication equipment by means of which all persons participating in the meeting can hear each other, and participation in a meeting pursuant to such equipment shall constitute presence in person in such meeting. Any action required or permitted to be taken at a meeting of the Management Committee may be taken without a meeting if all members of the Management Committee consent thereto in writing and the writing is filed with the minutes of proceedings of the Management Committee.

                  6.2.3. The Management Committee shall establish its rules of procedure subject to the terms hereof. The Management Committee will cause minutes of each meeting to be prepared and submitted to the members for approval. Members of the Management Committee may attend meetings and vote either in person or through duly authorized proxies.

                  6.2.4. The Management Committee shall be responsible for action or determination on all matters affecting the Partnership, subject to and consistent with the terms of this Agreement, except (i) the General Partners will jointly participate and keep the other advised with respect to meetings with other Persons regarding the following actions and (ii) the General Partners must unanimously consent to the following actions regardless of the rights any General Partner has to Management Committee decisions if such actions would have an adverse impact on the substantive rights of York Partners, including the General Partner Management Fee and the Royalty Fee:

                        6.2.4.1. The sale or transfer of the Project or major assets constituting a part of the Project.

                        6.2.4.2. The engagement in any business on behalf of the Partnership other than the ownership, Construction and operation of the Project.

                        6.2.4.3. Making or revoking any of the elections referred to in Section 48, 167, 168, 195, 263(c), 709, 732, 754 or 1017 of the
Code, or any similar provisions enacted in lieu thereof; provided, however, that if such approval is not achieved, then all such elections and other tax decisions shall be made in such a way as to reduce Partnership taxable income to the maximum extent possible and take deductions in the earliest taxable year possible and that an election under Section 754 of the Code will be made if either General Partner so requests; provided, however, that any incremental costs and expenses incurred by the Partnership in connection with the administration of a Section 754 election, shall be borne ratably by the Partners benefiting from such election.

                        6.2.4.4. The filing by the Partnership of a petition or answer seeking for itself any arrangement, composition, readjustment, liquidation, dissolution, or other reorganization or similar relief under any Debtor Relief Law.

                        6.2.4.5. A change from the limited partnership organizational structure or any combination or consolidation of the Partnership with another Person.

                        6.2.4.6. The sale or transfer of the Power Sales Agreement, a transaction between the Partnership and Con Ed constituting a buyout or buydown of the rights of the Partnership pursuant to the Power Sales Agreement or an amendment of the Powers Sales Agreement.

provided, however, if MENY determines to take any of the actions described in this Section 6.2.4 in acting for the Management Committee by casting a deciding or tie breaking vote, MENY will provide ten (10) Business Days prior written notice to York Partners prior to taking such action.

            6.3 Authority of General Partners to Deal with Partnership. The entering into of any agreement, arrangement or transaction of the Partnership with a

Partner or any Affiliate of a Partner shall be governed solely by the provisions of this Section 6.3, notwithstanding any other provision of this Agreement to the contrary. Except as provided in Section 4.3, the Partnership shall not enter into any agreement, arrangement or transaction with a Partner or any Affiliate of a Partner, unless the terms of the agreement, arrangement or transaction are no less favorable than those that the Partnership could obtain from unaffiliated sources in the area rendering comparable goods or services.

            6.4 Executive Director and Other Officers.

                  6.4.1. An executive director (the "Executive Director") shall be appointed by the Management Committee to direct the day-to-day activities of the Partnership and the Project, prepare the proposed agenda for Management Committee meetings and perform such other duties as from time to time may be specifically delegated and assigned by the Management Committee. The Executive Director shall be an employee of MENY or a MENY Affiliate. The Executive Director may also appoint additional officers, such as an assistant manager, secretary and/or treasurer, and staff who shall include representatives of MENY, as the Executive Director deems necessary and desirable, who shall perform such functions and duties and report to such persons as the Executive Director may from time to time direct. The Executive Director and any other officer may be removed by MENY or the Management Committee at any time with or without cause, but only in either case upon appointment of another Executive Director selected in accordance with this Section 6.4.

                  6.4.2. The rights, duties and responsibilities of the Executive Director shall include action on the following matters, subject to and consistent with the terms of this Agreement:

                        6.4.2.1. The Executive Director shall select and remove staff hired or discharged in connection with the Project.

                        6.4.2.2. The Executive Director shall approve capital or other expenditures not covered in the operating and maintenance budgets or the capital improvements budgets unless any expenditure would cause all expenditures in any quarter to exceed 110% of the Project Costs for that quarter, in which event the Executive Director shall seek Management Committee approval for the expenditure.

                        6.4.2.3. The Executive Director at the expense of the Partnership shall take or cause to be taken all actions which may be necessary or appropriate to conduct the day-to-day operations of the Project to achieve the acquisition, Construction, maintenance, preservation and operation of the Project in accordance with the provisions of this Agreement and applicable laws and regulations.

                        6.4.2.4. The Executive Director, at the expense of the Partnership, shall take such action as may be necessary or appropriate in order to form or qualify the Partnership under the laws of any jurisdiction in which the Partnership does business or in order to continue in effect such formation or qualification. The Executive Director, at the expense of the Partnership, shall file or cause to be filed in the office of the appropriate authorities of the States of Delaware and New York, and in each other jurisdiction in which the Partnership is formed or qualified or doing business, such certificates (including limited partnership and fictitious name certificates) and other documents as are required by the statutes, rules or regulations of such jurisdictions.

                        6.4.2.5. The Executive Director shall procure and maintain, or cause to be procured and maintained, at the sole expense of the Partnership, such policies of insurance, in such amounts, as are necessary to comply with the Insurance Requirements as amended from time to time by the Management Committee.

            6.5 Operators. The operation and maintenance services for the Project shall be performed by an Operator who shall be a Person acceptable to the Management Committee based on the terms and conditions established by the Management Committee with compensation and other terms based on competitive industry rates. All such services shall be performed pursuant to a written agreement with such Person approved by the Management Committee.

            6.6 EWG Approval. The General Partners shall use their commercially reasonable best efforts to cause the Partnership to obtain promptly any and all permits, documents, instruments and orders to operate as an EWG as may be necessary or desirable from the New York State Public Service Commission and the Federal Energy Regulatory Commission and other third parties (the "EWG Approval").

            6.7 Certain Duties and Obligations of the General Partners.

                  6.7.1. Each General Partner shall use its best efforts to assure that the Partnership will be classified for Federal income tax purposes as a partnership and not as an association taxable as a corporation.

                  6.7.2. The General Partners shall use their best efforts to preclude the classification of the Partnership as a "publicly traded partnership" to which Section 7704(a) of the Code applies.

            6.8 Other Business of Partners and Affiliates. Any Partner or its Affiliates may engage independently or with others in other business ventures of every nature and description, including the ownership of other properties and the making or management of other investments. Nothing in this Agreement shall be deemed to prohibit any Partner or any Affiliate of any Partner from dealing, or otherwise engaging in business, with Persons transacting business with the Partnership or from providing services related to the purchase, sale, financing, management, development or operation of real or personal property, including other competitive cogeneration facilities or other power plants, and receiving compensation therefor. Without limiting the generality of the foregoing, the General Partners will not be obligated to present to the Partnership any particular investment opportunity which comes to the attention of either of them, even if such opportunity is of a character which might be suitable for investment by the Partnership. Neither the Partnership nor any Partner shall have any right by virtue of this Agreement or the Partnership relationship created hereby in or to such other ventures or activities or to the income or proceeds derived therefrom, and the pursuit of such ventures, even if competitive with the business of the Partnership, shall not be deemed wrongful or improper.

            6.9 Limitation on Liability of General Partners.

                  6.9.1. The General Partners and their respective Affiliates, employees, officers, directors, and agents (collectively, the "Indemnified Persons") shall not be liable, responsible or accountable in damages or otherwise to the Partnership or to any of the Partners for any act or omission performed or omitted by any of them after the Closing Date in good faith and reasonably believed by the Indemnified Person acting or omitting to so act to be within the scope of the authority granted to it by this Agreement; provided, however, that no Indemnified Person shall be relieved of liability with respect to any claim, issue or matter as to which (and to the extent) it shall have been adjudged to be liable for gross negligence, willful misconduct, fraud or bad faith. Except in the case (and to the extent) of any such judgment of liability, the Partnership shall indemnify, defend and hold harmless each Indemnified Person against any liability, loss, damage, cost, or expense (including reasonable attorneys' fees and expenses and amounts paid in settlement) actually and reasonably incurred by any Indemnified Person in connection with any such act or omission or any claims relating thereto or the defense or settlement thereof. The satisfaction of any obligation to indemnify and hold the Indemnified Persons harmless shall be from and limited to Partnership assets, and no Partner shall have any personal liability on account thereof.

                  6.9.2. All rights of an Indemnified Person to indemnification hereunder shall survive the dissolution of the Partnership or cessation of membership of a General Partner in the Partnership if, in accordance with and not in violation of the terms hereof, a claim for indemnification hereunder is made by or on behalf of the Person seeking indemnification prior to the time distribution in liquidation of the assets of the Partnership is made.

            6.10 Audit Rights. Each General Partner, at its own expense, shall have the right to reasonably audit the books and records of the other General Partner with respect to any transactions pertaining to this Agreement or the Project. These audit rights shall expire two years after the close of the fiscal year in which the transaction occurred. Each Partner may also take written exception to such employee costs and other expenses within such two year period.

            6.11 Partnership Obligations. To the extent not otherwise expressly provided to the contrary herein, the Partnership shall pay all fees and expenses of the Partnership incurred after the Closing Date.

            6.12 Title to Partnership Assets. All Partnership assets, whether real or personal or mixed and whether tangible or intangible, shall be deemed to be owned by the Partnership as an entity, and no Partner, individually or collectively, shall have any ownership interest in such Partnership assets or any portion thereof. Title to any or all of the Partnership assets may be held in the name of the Partnership, or one or more nominees, as the Management Committee may determine. All Partnership assets shall be recorded as the property of the Partnership on its books and records, irrespective of the name in which legal title to such Partnership assets is held.

                               ARTICLE VII

          REPRESENTATIONS, WARRANTIES AND COVENANTS OF PARTNERS

            7.1 Reciprocal Representations and Warranties. Each of MENY and York Partners represents and warrants as to itself to the other party as of the date hereof as follows:

                  7.1.1. MENY is a corporation duly organized, validly existing and in good standing under the laws of the State of California. York Partners is a limited partnership duly organized, validly existing and in good standing under the laws of the State of Delaware. B-41 Management Corp. and R.V. Associates, L.P. are the sole general partners of York Partners. York Partners has delivered to MENY a true, correct and complete executed copy of each of York Partners' Organization Documents. Each of MENY and York Partners has all requisite corporate or partnership power and authority to carry on its business as now conducted and proposed to be conducted, to enter into this Agreement and to carry out the transactions contemplated hereby.

                  7.1.2. Its execution, delivery and performance of this Agreement have been duly authorized by all necessary corporate or partnership actions on its part, and do not contravene, or constitute a default under, any provision of applicable law or regulation or of this Agreement or of any material agreement, lease, judgment, injunction, order, decree or other instrument binding upon it or, in the case of MENY, any MENY Affiliate, or in the case of York Partners, any York Affiliate, or (except as contemplated hereby) result in the creation or imposition of any lien on any of its assets or assets of, in the case of MENY, any MENY Affiliate, and in the case of York Partners, any York Affiliate.

                  7.1.3. Assuming due authorization, execution and delivery by the other party hereto, this Agreement represents its legally valid and binding agreement, enforceable in accordance with its terms except as enforceability may be limited by any Debtor Relief Law or by equitable principles relating to enforceability.

            7.2 Covenant Regarding Status. Each of the original parties agrees that so long as it is a Partner it will maintain its corporate or limited partnership existence and (to the extent required under applicable laws) authority and qualification to conduct business where the Partnership does so.

                              ARTICLE VIII

                        ASSIGNMENTS AND TRANSFERS

            8.1 Transfers of General Partners Interests.

                  8.1.1. A General Partner may not sell, transfer, pledge, encumber or otherwise assign its General Partner Interest, or designate a Person to be its successor as a General Partner or to be an additional General Partner, without the prior written consent of the other General Partner.

                  8.1.2. Any transfer of a General Partner Interest shall be a transfer of a General Partner's entire General Partner Interest and any such transfer shall be subject to the provisions of the Delaware Act. If there will be no remaining General Partner after a transfer of a General Partner Interest, no transfer will be permitted without the prior written consent of all of the Limited Partners.

                  8.1.3. In the event of the occurrence of any withdrawal (including without limitation any Withdrawal) of a General Partner (or the occurrence of any other event resulting in a Person ceasing to be a General Partner), the business of the Partnership shall be continued by any new and remaining General Partner or Partners (pursuant to the right to do so which is hereby granted to them) if (a) there remains at least one General Partner, or
(b) there is no remaining General Partner and all of the Limited Partners within 90 days after the date of such Withdrawal elect to continue the business of the Partnership and to admit one or more successor General Partners. If the remaining General Partner elects to continue the business of the Partnership as permitted above it shall (a) give Notice to the Limited Partners of such decision and (b) make such amendments to this Agreement and execute and file any necessary amendments and other documents in connection therewith.

            8.2 Transfers of Limited Partner Interests. A Limited Partner may, without the consent of the General Partners, sell, transfer, pledge, convey or otherwise assign all or any portion of its Interest in the Partnership, provided that if such Limited Partner is the sole Limited Partner, it must retain at least one percent of the Interests in the Partnership unless arrangements are made for the admission of a Substituted Partner holding a Limited Partner Interest simultaneously with the transfer of such Limited Partner's entire Interest.

            8.3 Limitations on Transfers of Interests.

                  8.3.1. In no event may any Partner effect any sale, transfer, exchange, pledge, encumbrance or other assignment of its Interest if, in the opinion of counsel for the Partnership specializing in such matters, (a) (if it occurs after the placement in service of the Project for Federal income tax purposes) such an assignment, when considered with all other assignments of Interests in the Partnership within the previous 12 months, would result in the Partnership's being considered to have been terminated within the meaning of
Section 708 of the Code unless the General Partners shall determine that such a termination would not be materially adverse to the General Partners or the Limited Partners or otherwise have any material adverse Federal income tax consequences to the Partnership or any of the Partners, (b) such an assignment would violate any applicable federal or state securities laws (including any investor suitability standards). Prior to any assignment, the assigning Partner shall deliver to the Partnership an opinion of counsel knowledgeable in such matters to the effect that none of the consequences described in clause (a) or
(b) will result from such assignment.

                  8.3.2. Each Partner covenants and agrees, for itself and its Successors and assigns, that it will undertake no action to sell, transfer, exchange, pledge, encumber or otherwise assign its Interest in the Partnership or to facilitate trading in Interests if such action, when considered in the context of all relevant facts and circumstances, might fairly result in the classification of the Partnership as a "publicly traded partnership" within the meaning of Section 7704(b) of the Code. The parties further acknowledge that legal remedies are likely to be inadequate in the event of a breach of the covenants under this Section 8.3.2 and, therefore, that equitable remedies (including mandatory injunctive relief) shall be available to the Partnership or any Partner in the event of any actual or threatened breach.

                  8.3.3. The Partnership need not recognize for any purpose any assignment of all or any portion of the Interest of a Partner unless (a) there shall have been filed with the Partnership a duly executed and acknowledged counterpart of the instrument making such assignment, together with the opinion of counsel described in Section 8.3.1, (b) such instrument (i) evidences the written acceptance by the assignee of all of the terms and provisions of this Agreement and if relating to an assignment of an entire Interest, includes a request of the assignee to admission to the Partnership as a Substituted Partner, as if the assignee were the assignor, (ii) represents that the assignment was made in accordance with all applicable laws and regulations (including any investor suitability standards) and (iii) in all other respects is reasonably satisfactory in form and content to the General Partners or remaining General Partner, (c) in the opinion of counsel to the Partnership, none of the adverse consequences described in Sections 8.3.1 and 8.3.2 will result from such assignment (and, in the case of a proposed substitution or addition of a Limited Partner, the admission of such assignee as a Partner) and such assignment otherwise is in accordance with the terms of this Agreement, and (d) the assignee or assignor shall have paid all reasonable legal fees and filing costs incurred by the Partnership in connection with the substitution of a Limited Partner. Assignees of Interests shall be recognized as such on the first day of the calendar month following the month in which the Partnership receives the instrument of assignment provided for herein.

            8.4 Right of First Refusal.

                  8.4.1. If any General Partner proposes to sell, transfer, exchange or otherwise assign all or any portion of its General Partner Interest in the Partnership, it shall give Notice thereof to the other General Partner. The Notice shall include the name and identity of the prospective assignee, the date upon which such assignment is proposed to be consummated, which shall not be more than 180 days after the date of the Notice, and a written copy of the offer upon which such prospective assignee proposes to acquire such Interest specifying the price and all of the terms on which the Partner proposes to assign its Interest. For a period of 30 days following receipt of the Notice, the other General Partner or its designate shall have an option to purchase the entire General Partner Interest offered at the price and on the terms set forth in the Notice. The failure to exercise the option to acquire the entire General Partner Interest offered shall constitute a waiver thereof with respect to the transaction described in the Notice. Should the option be exercised, the sale shall be consummated on or before the later of (a) 30 days after the date on which the option was exercised or (b) the date specified in the Notice as the date upon which the proposed assignment was to be consummated, for the price and on the terms set forth in the Notice, and the General Partners shall execute and deliver all documents necessary to effectuate the assignment of the General Partner Interest to the acquiring General Partner. Should the option not be so exercised or if an option to be exercised by a General Partner becomes unenforceable by operation of law prior to its execution, then the assigning General Partner may assign the General Partner Interest so offered, on or before the date specified in the Notice, for the price and on substantially the terms previously described to the assignee specified in the Notice. Should such an assignment not be timely consummated as aforesaid, then the General Partner Interest shall again become subject to the foregoing option.

                  8.4.2. If the option described in Section 8.4.1 is exercised, then the costs of the transaction, including recording fees, escrow costs and attorneys' fees reasonably incurred by the Partnership in connection with the assignment, shall be shared equally by the acquiring General Partner and the assigning General Partner. If the assigning General Partner conveys its General Partner Interest to a Person that is not then a General Partner, all costs of the transaction shall be borne by the assigning General Partner.

                  8.4.3. The option described in this Section 8.4 is (a) in addition to, and is not a limitation upon, the right to consent or withhold consent to a proposed assignment and (b) shall remain in full force and effect with respect to the General Partner Interests of any successor, assignee or substitute General Partner hereunder to the same extent and in the same manner as it was applicable to any predecessor General Partner, but shall not apply to any transfer by a (direct or indirect) successor General Partner to an original General Partner.

            8.5 Effect of Transfers or Withdrawals.

                  8.5.1. Any General Partner who assigns all of its General Partner Interest shall cease to have any of the rights or powers of a General Partner. Any Limited Partner who sells, transfers, conveys or otherwise assigns all of its Limited Partner Interest in the Partnership shall cease to be a Limited Partner of the Partnership. The rights of an assignee of an Interest who does not become a Substituted Partner shall be limited to the receipt of distributions of its share of amounts distributable pursuant to Section 4.1, distributions pursuant to Article IX and allocations of Items of Income and Items of Deduction, as determined under this Agreement.

                  8.5.2. Notwithstanding the Withdrawal of a General Partner or a transfer of its entire General Partner Interest consented to pursuant to
Section 8.1, such General Partner shall be and remain liable for all obligations and liabilities incurred by it as a General Partner or by the Partnership prior to or with respect to activities of the Partnership prior to the time that such withdrawal, conversion or transfer becomes effective, but shall be free of any obligation or liability as a General Partner incurred on account of the activities of the Partnership from and after the time that such withdrawal, conversion or transfer becomes effective. In the event of a Withdrawal in violation of the terms of this Agreement, such Partner shall also be liable for all damages resulting to the Partnership or any Partner as a direct or indirect result of such breach and the Partnership, in addition to any remedies otherwise available under applicable law, shall be entitled to offset any such amounts against any amounts otherwise distributable to the withdrawing General Partner.

                  8.5.3. An assignee of Interests who does not become a Substituted Partner and who desires to make a further assignment of all or any portion of an Interest in the Partnership shall be subject to all of the provisions of this Article VIII to the same extent and in the same manner as any predecessor Partner desiring to make an assignment of its Interests.

                  8.5.4. All assignees and successors whether or not admitted as Substituted Partners take any Interest subject to (but shall not be personally liable for) all then existing or subsequent claims or rights of offset or set-off against and other liabilities or obligations of their transferors or predecessors under this Agreement.

                  8.5.5. In the event of a withdrawal (including a Withdrawal) of a General Partner, the withdrawing General Partner shall not be entitled to receive any value with respect to its Interest in the Partnership or continue to participate as a General Partner in the management and control of the Partnership, unless such withdrawal results in the dissolution of the Partnership pursuant to Article IX in which event the General Partner shall have the rights provided therein; provided, however, that prior to such dissolution, such Partner shall continue to be entitled to the benefits incident to its Interest and to its rights as the provider of a Loan or Construction Loan, subject to the provisions hereof and such Partner's obligations hereunder and under applicable law.

            8.6 Consent. Any consent required for the admission or substitution of a Partner under the provisions of this Article may be withheld in the absolute discretion of the Partner or Partners entitled to give such consent and may be arbitrarily withheld by them or any of them.

                               ARTICLE IX

            WINDING UP AND LIQUIDATION OF THE PARTNERSHIP

            9.1 Events Causing Winding Up. The Partnership shall wind up only upon the happening of any one of the following events:

                  9.1.1. The withdrawal of all of the General Partners and the failure of the Limited Partners to elect to continue the business of the Partnership and select at least one mutually acceptable replacement for the General Partners as provided in Section 8.1.3.

                  9.1.2. The sale or other disposition of all or substantially all of the Partnership assets.

                  9.1.3. The election by each General Partner and a Majority of the Limited Partners to wind up the Partnership.

                  9.1.4. The expiration of the fixed term of the Partnership provided in Section 2.7.

                  9.1.5. The Withdrawal of the last remaining General Partner pursuant to clauses (e), (f), (g) or (h) of the definition of Withdrawal and the failure of the Limited Partners to elect to continue the business of the Partnership and select at least one mutually acceptable replacement for the General Partner as provided in Section 8.1.3.

                  9.1.6. The entry of a decree of judicial dissolution in accordance with Section 17-802 of the Delaware Act.

            9.2 Effect of Winding Up. The winding up of the Partnership shall be effective on the day on which the event occurs giving rise to the winding up, but the Partnership shall not terminate until this Agreement has been canceled and the assets of the Partnership shall have been distributed as provided in
Section 9.4. Notwithstanding the winding up of the Partnership, prior to the termination of the Partnership, the business of the Partnership and the affairs of the Partners, as such, shall continue to be governed by this Agreement, except as otherwise required by applicable law.

            9.3 Liquidation.

                  9.3.1. Upon winding up of the Partnership, the General Partners shall liquidate the assets of the Partnership and, after allocating (pursuant to Article V of this Agreement) all income, gain, loss and deductions resulting therefrom, shall apply and distribute the proceeds thereof in the following order:

                        (i) first, to the expenses of liquidation, and to the setting up of any Reserves which the Management Committee may consider necessary or advisable;

                        (ii) second, to the payment of debts and obligations of the Partnership to its secured creditors in accordance with their respective security rights;

                        (iii) third, to the payment of the debts and obligations of the Partnership to its unsecured creditors (including any Construction Loan);

                        (iv) fourth, to the payment or other satisfaction of any obligations secured by guarantees of a Partnership obligation or a letter of credit or security deposit posted by a Partner on behalf of the Partnership;

                        (v) fifth, to MENY an amount equal to the unpaid balance of the Priority Loan; and

                        (vi) thereafter, to the Partners in proportion to their respective positive Capital Accounts.

                  9.3.2. Notwithstanding Section 9.3.1, in the event that the Management Committee determines that an immediate sale of all or any portion of the Partnership's assets would cause undue loss to the Partners, the Management Committee, in order to avoid such loss, may, after giving Notice to all of the Limited Partners, to the extent not then prohibited by the Delaware Act or the terms of a Long-Term Credit Facility, either defer liquidation of and withhold from distribution for a reasonable time any assets of the Partnership except those necessary to satisfy the Partnership's debts and obligations, or distribute the remaining assets to the Partners in kind.

                  9.3.3. If any assets of the Partnership are to be distributed in kind, such assets shall be distributed on the basis of the fair market value thereof, and any Partner entitled to any interest in such assets shall receive an interest therein as a tenant-in-common with all other Partners so entitled. The fair market value of such assets shall be determined by an independent appraiser to be selected by the General Partners. The Capital Accounts of all Partners shall be adjusted as of the date of distribution in kind to reflect the manner in which the unrealized income, gain, loss and deduction inherent in such property (that has not been previously reflected in Capital Accounts) would be allocated, pursuant to this Agreement, among the Partners if there were a taxable disposition of such property for its fair market value (taking Section 7701(g) of the Code into account) on the date of distribution.

                  9.3.4. The General Partners or surviving General Partner shall cause the cancellation of this Agreement following the liquidation and distribution of all of the Partnership's assets.

                                ARTICLE X

                          DEFAULTS AND REMEDIES

            10.1 Event of Default. The occurrence of an event of Withdrawal with respect to a General Partner without the other General Partner's written consent or a default by a General Partner of any material obligation of such Partner pursuant to this Agreement shall constitute an event of default ("Event of Default") hereunder on the part of the Partner with respect to whom such event occurs (the "Defaulting Partner").

            10.2 Remedies Available to Nondefaulting Partner.

                  10.2.1. Following an Event of Default, the Defaulting Partner's Management Committee members shall not have any voting rights (but shall have the right to attend all meetings) and the presence of the General Partners which are not in default (the "Nondefaulting Partners") shall be sufficient to constitute a quorum and the vote, consent or participation of the Nondefaulting Partners shall be sufficient with regard to any matter requiring the action of the Management Committee hereunder and the Defaulting Partner's right to withdraw funds from any account of the Partnership from which the Defaulting Partner could withdraw funds will be suspended.

                  10.2.2. In addition to the foregoing, the Nondefaulting Partner may, at its option, at any time within one year following the uncured Event of Default, cause the Partnership to terminate any contracts existing between the Partnership and the Defaulting Partner or its Affiliates on not less than 90 days' written Notice, without any further liability thereunder.

                  10.2.3. The Defaulting Partner shall be and remain liable to the Partnership and to the Nondefaulting Partner for all losses, liabilities, damages and expenses sustained or incurred by the Partnership and the Nondefaulting Partner as a result of a Event of Default, including any additional tax liabilities and interest thereon. The Partnership may elect to set off against any amounts payable to a Defaulting Partner or any Affiliate the amount of any of the foregoing losses, liabilities, damages and expenses owed by the Defaulting Partner to the Partnership.

                  10.2.4. The Nondefaulting Partner shall have the right to pursue any other remedies available at law.

            10.3 Nonexclusivity. Notwithstanding the provisions of this Article X, each Partner shall have the right to enforce the provisions of this Agreement in accordance with the Delaware Act and any other applicable law.

                               ARTICLE XI

       BOOKS AND RECORDS, ACCOUNTING, REPORTS, TAX ELECTIONS, ETC.

            11.1 Books and Records.

                  11.1.1. The books and records of the Partnership shall be maintained in accordance with generally accepted accounting principles at the offices of an MENY Affiliate and shall be available for examination there by any Partner or its duly authorized representatives at any and all reasonable times upon prior Notice to the General Partners for purposes reasonably related to such Partner's Interest as a Partner. To the extent required by law, the General Partners will permit Limited Partners and their assignees, at the expense of such Limited Partners and assignees, to inspect and copy such books and records for any purpose reasonably related to the Partner's Interest as a Partner. The Partnership shall maintain such books and records and provide such financial or other statements as the Management Committee reasonably deems advisable and as may be required by the Delaware Act or other applicable law.

                  11.1.2. After the end of each fiscal year, the Tax Matters Partner shall, at the expense of the Partnership, cause the preparation and filing of all tax returns of the Partnership. Prior to the filing of a tax return of the Partnership, the Tax Matters Partner shall provide a copy to the General Partners for their review and comment.

                  11.1.3. Each General Partner shall have the right at its expense to audit the books and records of the Partnership. This audit right with respect to the books and records of the Partnership as to each Partnership fiscal year shall expire two years after the close of that year.

            11.2 Accounting and Fiscal Year. Subject to Section 448 of the Code, the books of the Partnership shall be kept on methods of accounting for tax and financial reporting purposes as required by generally accepted accounting principles. The fiscal year of the Partnership shall end on December 31 of each year, or on such other date permitted under the Code as the General Partners shall determine.

            11.3 Bank Accounts and Investments. The bank accounts of the Partnership shall be maintained at such banking institutions as the Management Committee shall determine, and withdrawals shall be made only in the regular course of Partnership business on the signature of the Executive Director or such signature or signatures as the Management Committee shall determine. All deposits and other funds not needed in the operation of the business or not yet invested may be invested by the Management Committee only in such investments as the Management Committee may (consistent with the terms of any agreements of the Partners) expressly authorize. The Management Committee may rely on the advice of independent investment advisors. The funds of the Partnership shall not be commingled with the funds of any other Person.

            11.4 Reports.

                  11.4.1. Within 75 days after the end of each tax year, the Tax Matters Partner, at the expense of the Partnership, shall send or cause to be sent to each Partner or assignee at any time during the fiscal year ending during such calendar year such tax information as shall be necessary for the preparation by such Partner or assignee of its Federal income tax return, and required state income and other tax returns with regard to jurisdictions in which the Partnership is formed or qualified or owns Property. With the approval of the Partners, such approval not to be unreasonably withheld or delayed, the Tax Matters Partner may file any application for extensions for the filing of the Partnership tax return.

                  11.4.2. As soon as possible and in any event within 75 days after the end of each fiscal year of the Partnership (unless otherwise determined by the Management Committee), MENY, at the expense of the Partnership, shall send to each Partner or assignee at any time during the fiscal year then ended (a) a balance sheet as of the end of such fiscal year, and statements of income, Partners' equity and cash flow for such fiscal year, all of which shall be prepared in accordance with generally accepted accounting principles and accompanied by an auditor's report containing an opinion of the Accountants setting forth in each case in comparative form the figures for the previous fiscal year, all reported on as to the fairness of the presentation and generally accepted accounting principles, (b) a report summarizing the fees and other remuneration and reimbursed expenses for such fiscal year from the Partnership to the General Partners or any Affiliate of the General Partners and
(c) a statement showing
the amounts distributed to each Person pursuant to Section 4.1 who was a Partner or assignee at any time during such fiscal year with respect to such year.

                  11.4.3. As soon as possible and in any event within 45 days after the end of each of its first three quarters of each fiscal year of the Partnership, MENY, at the expense of the Partnership, shall send to each Partner a balance sheet of the Partnership as of the end of such quarter and related statements of operations and cash flow for such quarters and for a portion of the Partnership's fiscal year ended at the end of such quarter, setting forth in each case in comparative form the figures for the corresponding quarter and the corresponding portion of the Partnership's previous fiscal year.

                  11.4.4. Promptly after the end of each month including the last month of the fiscal year, MENY, at the expense of the Partnership, shall prepare and distribute to the Partners a balance sheet showing the Partnership's assets and liabilities as of the close of the month, and a statement of income and a statement of cash flow showing the results of operations for the month.

                  11.4.5. Each General Partner shall have the right at reasonable times, upon written Notice to the other General Partner, to obtain such other information regarding the affairs of the Partnership as it shall reasonably request.

            11.5 Depreciation and Elections. With respect to any depreciable assets of the Partnership, the Partnership may elect to use, so far as permitted by the provisions of the Code, any depreciation method which is appropriate in the opinion of the Management Committee. Subject to Section 6.2.4, the Partnership may, in the discretion of the Management Committee, make or elect not to make, and may revoke or elect not to revoke, any election permitted or required to be made by the Partnership for Federal income or state tax purposes.

            11.6 Designation of Tax Matters Partner. MENY is hereby designated as the "Tax Matters Partner" of the Partnership under Section 6231(a)(7) of the Code, to manage administrative and judicial tax proceedings conducted at the Partnership level with respect to Partnership matters. Any Partner or assignee may participate in such proceedings relating to the determination of Partnership items at the Partnership level, to the extent permitted by the Code. Expenses of such proceedings undertaken by the Tax Matters Partner shall be paid from Partnership assets. Each Partner or assignee who elects to participate in such proceedings shall be responsible for its own expenses incurred in connection with such participation.

            11.7 Expenses of Adjustment. The cost of any adjustments to a Partner or assignee, and the cost of any resulting audits or adjustments of a Partner's or assignee's tax return, will be borne solely by the affected Partner or assignee.

            11.8 Budgets and Forecasts.

                  11.8.1. Preparation of the Annual Capital and Operating Budgets. The Executive Director shall prepare and submit to the Management Committee for discussion, modification and approval by November 1 of each year a capital budget and operating budget for discussion, modification and approval for the forthcoming year with respect to the Partnership and the Project. The capital budget shall consist of a section on appropriations and a section on expenditures:

                  (a) The appropriations section shall describe each capital expenditure item estimated to cost more than $100,000 for which Management Committee authorization is expected to be sought during the forthcoming year with respect to the Project. At the request of a General Partner, the Executive Director shall provide appropriate justification for each such item. Capital expenditure items expected to cost less than $100,000 each, which are anticipated to be committed to during the upcoming year, may be combined and included up to a combined total of $500,000; and

                  (b) The expenditure section shall identify all capital expenditure items which have been presented in the appropriation section of prior capital budgets which are still ongoing, or are being presented in the appropriation section of the current budget with respect to the related Project. The expenditure section shall also indicate anticipated expenditures for all such items by month during the upcoming year, and by year for subsequent years. Such expenditures shall be listed individually for capital expenditure items greater than $100,000 and may be combined for items less than $100,000 with respect to the related Project.

The operating budget shall identify each category of operating expense. Such categories shall include fuel costs, operations and maintenance expenses, and aggregate labor costs (excluding salary figures for specific individuals, provided that the Management Committee shall have access to detailed information on any salary which the Partnership is, or is considering becoming, obligated to pay, whether directly or by reimbursement pursuant to Section 4.3), and shall otherwise be in accordance with generally accepted accounting principles as consistently applied by the Partnership. In addition, any other category requested by the Management Committee for such identification shall be specifically identified.

                  11.8.2. Approval and Modification of the Budgets. The capital and operating budgets with respect to the Project shall be reviewed and may be modified before approval by the Management Committee; such approval may not be unreasonably withheld. The Executive Director may submit to the Management Committee for approval a modification of, or supplement to, an approved budget at any time.

                  11.8.3. Financial Forecasts. The Executive Director shall prepare and submit a financial forecast with respect to the Project to the Management Committee simultaneously with the budgets. The forecast shall include estimates of operating expenses and capital expenditures (with items in excess of $100,000 individually identified), throughputs of fuel, steam, water and electricity volumes and estimated net income and cash flow by month for the upcoming year and by quarter for the four years thereafter.

                               ARTICLE XII

               MEETINGS; VOTING RIGHTS OF LIMITED PARTNERS

            12.1 Meetings.

                  12.1.1. Meetings of the Partners for any matter on which the Limited Partners are entitled to vote may be called by any General Partner, and shall be called by the General Partners upon receipt of a request in writing signed by a Majority of the Limited Partners in such capacity. Notice of any such meeting shall be sent by the General Partners to the Limited Partners within ten days after their receipt of such a request. Such a request shall state the purpose of the proposed meeting and the matters proposed to be acted upon thereat. The requested meeting shall be held at the principal office of the Partnership or such other location as may be determined by the Management Committee; provided, however, that with the consent of a majority in Interest of the Partners, meetings may be held via telephone conference or similar communication technology. In addition, the General Partners may submit any matter (upon which the Limited Partners are entitled to act) to the Limited Partners for a vote by written consent without a meeting, or upon receipt of a request in writing signed by a Majority of the Limited Partners in such capacity, shall submit any such matter (upon which the Limited Partners are entitled to act) to the Limited Partners for a vote by written consent without a meeting. Assignees which have not been recognized as Substituted Partners as to any Interests held by them in such capacity shall not be entitled to vote.

                  12.1.2. Notice of any meeting called pursuant to Section 12.1 shall be given either personally or by mail, not less than 15 days nor more than 60 days before the date of the meeting, to each Limited Partner at its record mailing address. Such Notice shall be in writing, shall state the place, date, hour and purpose of the meeting, and shall indicate that it is being issued at the direction of the Partner or Partners calling the meeting. If a meeting is adjourned to another time or place, and if any announcement of the adjournment of time and place is made at the meeting, it shall not be necessary to give Notice of the adjourned meeting. If the adjournment is for more than 45 days or if after the adjournment a new record date is fixed for the adjourned meeting, a notice of adjourned meeting shall be given to each Partner of record entitled to vote at the meeting. The presence in person or by proxy of the holders of a Majority of the Limited Partners shall constitute a quorum at all meetings of the Limited Partners; provided, however, that if there is no quorum, the holders of a majority in Limited Partner Interests of the Limited Partners who are present or represented by proxy may adjourn the meeting from time to time without further Notice, until a quorum shall have been obtained. No Notice of the time, place or purpose of any meeting of the Limited Partners need be given to any Limited Partner who attends in person or is represented by proxy (except for a Limited Partner who attends a meeting for the express purpose of objecting at the beginning of the meeting to the transaction of any business on the ground that the meeting is not lawfully called or convened), or to any Limited Partner entitled to such Notice who, in a writing executed and filed with the records of the meeting, either before or after the time thereof, waives such Notice.

                  12.1.3. For the purpose of determining the Limited Partners entitled to vote at any meeting of the Partnership or any adjournment thereof, the General Partners or the Limited Partners requesting such meeting may fix, in advance, a date as the record date for any such determination. The determination date shall be not more than 60 days nor less than ten days before any such meeting.

                  12.1.4. Each Limited Partner may authorize any Person to act for it by proxy in all matters in which a Limited Partner is entitled to participate, whether by waiving Notice of any meeting, or voting or participating at a meeting. Every proxy must be signed by the Limited Partner or its attorney-in-fact. No proxy shall be valid after the expiration of 11 months from the date thereof unless otherwise provided in the proxy. Every proxy shall be revocable at the pleasure of the Limited Partner executing it.

                  12.1.5. At each meeting of the Limited Partners, the General Partners shall appoint such officers and adopt such rules for the conduct of such meeting as the General Partners shall deem appropriate.

            12.2 Voting Rights of Limited Partners. The Limited Partners shall have the right to vote only on amendments to this Agreement approved by all General Partners which affect in a materially adverse way the rights, powers or duties of the Limited Partners, subject to the provisions of Section 13.2, provided that such amendments (a) shall not allow the Limited Partners to take part in the management or control of the Partnership's business, and (b) shall not, without the written consent of the General Partners, alter the rights, powers or duties of the General Partners as set forth herein.

            12.3 Written Consent in Lieu of Meeting. In any matter on which Limited Partners are entitled to vote or take action hereunder or under the Delaware Act, the written consent or consents setting forth such action or decision, without a meeting or prior notice, of holders of such Interests as are so required to so authorize or act, shall suffice for all purposes once delivered to the Partnership. Prompt notice of the taking of action without a meeting by less than unanimous consent shall be given to those Partners who have not consented.

                              ARTICLE XIII

                            OTHER PROVISIONS

            13.1 Appointment of General Partners as Attorneys-in-Fact.

                  13.1.1. Each Limited Partner, including each Substituted Partner, by its execution of this Agreement, irrevocably constitutes and appoints the General Partners and each of them as its true and lawful attorneys-in-fact with full power and authority in its name, place and stead to execute, acknowledge, deliver, swear to, file and record at the appropriate public offices such documents as may be necessary or appropriate to carry out the provisions of this Agreement, including but not limited to:

                        (a) All certificates and other instruments (including counterparts of this Agreement), and all amendments thereto, which the General Partners deem appropriate to form, qualify or continue the Partnership as a limited partnership (or a partnership in which the Limited Partners will have limited liability comparable to that provided in the Act), in the jurisdictions in which the Partnership may conduct business or in which such formation, qualification or continuation is, in the opinion of either of the General Partners, necessary or desirable to protect the limited liability of the Limited Partners;

                        (b) All amendments to this Agreement adopted in accordance with the terms hereof, and all instruments which the General Partners deem appropriate to reflect a change or modification of the Partnership in accordance with the terms of this Agreement;

                        (c) All filings and other reports with respect to the Partnership required to be made under the Federal laws of the United States of America and applicable state laws within the United States of America, in connection with the conduct of its business; and

                        (d) All conveyances of Property, and other instruments which either of the General Partners reasonably deem necessary in order to complete a dissolution and termination of the Partnership pursuant to this Agreement.

                  13.1.2. The appointment by all Limited Partners of the General Partners as attorneys-in-fact shall be deemed to be a power coupled with an interest, in recognition of the fact that each of the Partners under this Agreement will be relying upon the power of the General Partners to act as contemplated by, this Agreement in any filing and other action by it on behalf of the Partnership, shall survive the bankruptcy, death, adjudication of incompetence or insanity, other dissolution of any Person hereby giving such power, and the transfer or assignment of all or any portion of the Interests of such Person, and shall not be affected by the subsequent incapacity of the principal; provided, however, that in the event of the assignment by a Limited Partner of all of its Interests, the foregoing power of attorney of an assignor Limited Partner shall survive such assignment only until such time as the assignee shall have been admitted to the Partnership as a Substituted Partner and all required documents and instruments shall have been duly executed, filed and recorded to effect such substitution.

            13.2  Amendments.

                  13.2.1. Each Substituted Partner, additional General Partner and successor General Partner shall become a signatory hereto by signing such number of counterpart signature pages to this Agreement, a power of attorney to the General Partners (in the case of a Substituted Partner holding Limited Partner Interests), and such other instruments, in such manner, as the General Partners shall determine. By so signing, each Substituted Partner, additional General Partner or successor General Partner, as the case may be, shall be deemed to have adopted and to have agreed to be bound by all of the provisions of this Agreement.

                  13.2.2. This Agreement may not be amended without the consent of all Partners, provided, however, MENY may amend this Agreement from time to time, without the consent of any Partner, (a) to cure any ambiguity, to correct or supplement any provision herein which may be inconsistent with any other provision herein, or to make any other provisions with respect to matters or questions arising under this Agreement that are not inconsistent with the provisions of this Agreement; (b) to delete or add any provision of this Agreement required to be so deleted or added by any Federal or state official, which addition or deletion is deemed by such official to be for the benefit or protection of the Partners; and (c) to take such actions as may be necessary (if any) to insure that the Partnership will be treated as a partnership, and that each Limited Partner will be treated as a limited partner, for Federal income tax purposes; provided, however, further, that no amendment shall be adopted pursuant to this Section 13.2.2 unless the adoption thereof (i) is for the benefit of or not materially adverse to the interests of the other Partners,
(ii) does not affect the rights of Partners to distributions of amounts pursuant to Article IV or Section 9.3, payment of the General Partner Management Fee or Royalty Fee or the allocation of Items of Income, Items of Deduction or items of Partnership income, gain, deduction or loss among the Partners or between the Limited Partners as a class and the General Partners as a class and (iii) does not affect the rights of any Person making a Loan to repayment, the limited liability of the Limited Partners, or the status of the Partnership as a partnership for Federal income tax purposes.

                  13.2.3. If this Agreement is amended as a result of substituting a Limited Partner, the amendment to this Agreement shall be sufficient when it is signed by the General Partners and by the Person to be substituted, and, if a Limited Partner is to be substituted, by the assigning Limited Partner. If this Agreement is amended to reflect the designation of an additional or successor General Partner, the amendment to this Agreement shall be sufficient when it is signed by the other General Partner(s) and by the additional or successor General Partner. If this Agreement is amended to reflect the withdrawal of a General Partner and if the business of the Partnership is to be continued, the amendment to this Agreement shall be sufficient when it is signed by any remaining and successor or additional General Partners on their own behalf and on behalf of the withdrawing General Partner, except that if the withdrawing General Partner is the only remaining General Partner at the time of withdrawal, the amendment shall also be signed by the Limited Partners or on their behalf by a duly authorized new General Partner. Each General Partner hereby consents to any execution of an amendment on its behalf pursuant to the terms of this Section 13.2.3.

                  13.2.4. In making any amendments, there shall be prepared and filed by the General Partners such documents and certificates as may be required under the Delaware Act and under the laws of any other jurisdiction applicable to the Partnership.

            13.3 Right of Setoff. The Partnership shall have a right of setoff against distributions of amounts pursuant to Article IV to a Partner in an amount equal to any withholding tax and any other liability which the Partnership would not have incurred except for the gross negligence, willful misconduct or bad faith of such Partner and any other amount then due and payable for which such Partner is then obligated to the Partnership hereunder.

            13.4 Binding Provisions; Successors and Permitted Assigns. The covenants and agreements contained herein shall be binding upon, and inure to the benefit of, the permitted successors and permitted assigns of the respective parties hereto to the extent provided herein. Notwithstanding any other provision hereof, no General Partner shall be relieved of any obligations or liabilities as a general partner as a result of the transfer of an Interest or substitution of another General Partner except to the extent expressly provided herein. For purposes of distributions under Articles IV and IX and allocations under Articles V and IX, the term Partner shall be deemed to include such Partner's assignees to the extent entitled to recognition hereunder.

            13.5 Applicable Law. This Agreement (except as otherwise provided herein) shall be construed and enforced in accordance with the laws of the State of Delaware.

            13.6 Counterparts. This Agreement may be executed in several counterparts, all of which together shall constitute one agreement binding on all parties hereto, notwithstanding that all of the parties have not signed the same counterpart.

            13.7 Separability of Provisions. If any provision of this Agreement is declared illegal, invalid or unenforceable by a court it will be severed if the remaining provisions of this Agreement can reasonably and fairly be given effect without affecting the legal and economic substance of the transactions contemplated by this Agreement in a manner adverse to any party.

            13.8 Article and Section Titles. Article and Section titles are for descriptive purposes only and shall not control or alter the meaning of this Agreement as set forth in the text.

            13.9 Addresses and Notices. The address of each Partner for all purposes shall be the address set forth in Exhibit A or such other address of which the Partnership and each General Partner has received Notice. Any notice, demand, request or report required or permitted to be given or made to a Partner under this Agreement shall be in writing and shall be deemed given or made when delivered in person, or when sent by facsimile transmission or other means of telecommunication when receipt is confirmed by operators thereof, or one Business Day after sent to the Partner at such address by registered or certified overnight mail.

            13.10 Further Action. The parties shall execute and deliver all documents, provide all information and take or refrain from taking action as may be reasonably necessary or appropriate to carry out the purposes of this Agreement. The General Partners recognize that it may be necessary to amend and restate this Agreement (including provision of maximum permissible voting rights for any original Partner that is a Limited Partner), reconstitute the Partnership under the laws of another State, restructure the Partnership or sell or transfer the assets of the Project, leverage lease the Project or make other arrangements or take other actions in order to achieve the purposes set forth in
Section 2.3 and each General Partner agrees to negotiate in good faith any proposed action of the nature described above. Each General Partner will negotiate in good faith any proposed amendments to this Agreement to alleviate materially adverse regulatory, tax or other consequences to the Partner or an Affiliate of the Partner proposing such amendment.

            13.11 No Third-Party Beneficiaries. Except to the extent expressly provided by name (generic or specific) elsewhere in this Agreement, none of the provisions of this Agreement shall be for the benefit of or enforceable by any other person not a party hereto, including but not limited to creditors of the Partnership.

            13.12 Waiver. No failure by any party to insist upon the strict performance of any covenant, duty, agreement or condition of this Agreement or to exercise any right or remedy consequent upon a breach thereof shall constitute a waiver of any such breach or any other breach, covenant, duty, agreement or condition, nor shall any delay or omission to seek a remedy for any breach of this Agreement or to exercise the rights accruing to any Partner by reason of such breach be deemed a waiver by such Partner of its remedies and rights with respect to such breach.

            13.13 Integration. This Agreement constitutes the entire agreement among the Partners pertaining to the subject matter hereof and supersedes all prior agreements and understandings between them pertaining to the Project or the subject matter hereof, including the December Agreement, the Letter Agreement, the Amendment, the Supplemental Agreement and the Second Supplemental Agreement.

            13.14 Waiver of Action for Partition. Each of the parties hereto irrevocably waives during the term of the Partnership and during the period of its liquidation following any dissolution, any right that it may have to maintain any action for partition with respect to any of the assets of the Partnership.

            13.15 No Recourse and Consequential Damages.

                  13.15.1. York Partners and MENY hereby agree that all of the statements, representations, covenants and agreements contained in this Agreement are made and intended only for the purpose of binding MENY and York Partners and establishing the existence of rights and remedies provided for in this Agreement or in the other agreements referred to herein which can be exercised and enforced against MENY or York Partners. Therefore, anything contained in this Agreement or in any other document, agreement or instrument to the contrary notwithstanding, no recourse shall be had with respect to enforcement of this Agreement or the obligations of MENY or York Partners hereunder or for the payment of any payment due under this Agreement or to be paid or caused to be paid by MENY or York Partners under this Agreement or for any claim based upon any provision of this Agreement or any of the documents, agreements or instruments referred to herein, against any past, present or future Affiliate, stockholder, direct or indirect parent or controlling corporation, officer, director, employee, servant, partner, incorporator or agent of MENY or York Partners or any predecessor or successor thereto in its capacity as such.

                  13.15.2. Notwithstanding anything to the contrary elsewhere in this Agreement, no Partner nor its Affiliates shall, in any event, be liable to any other Partner or its Affiliates for any indirect, incidental, special or consequential damages relating to an alleged breach of this Agreement, including loss of revenue, cost of capital, loss of business reputation or opportunity whether such liability arises out of contract, tort (including negligence), strict liability or otherwise.

            13.16 Maximum Lawful Rate. Notwithstanding anything to the contrary set forth in this Agreement, if at any time until payment in full of all of the obligations in respect of any Construction Loan or Priority Loan, the amount of interest payable thereunder exceeds the amount payable under the highest rate of interest permissible under any law which a court of competent jurisdiction shall, in a final determination, deem applicable thereto (the "Maximum Lawful Rate"), then in such event and so long as the amount payable under the Maximum Lawful Rate would be so exceeded, the amount of interest payable thereunder shall be equal to the amount payable under the Maximum Lawful Rate. In no event shall the total interest payable in respect of any Construction Loan or Priority Loan exceed the amount payable under the Maximum Lawful Rate. In the event that a court of competent jurisdiction shall make a final determination that MENY, has received interest under any Construction Loan or Priority Loan in excess of the amount payable under the Maximum Lawful Rate, MENY shall, to the extent permitted by applicable law, promptly apply such excess in the following order: (i) then due and payable fees, expenses and other charges owed to MENY under this Agreement; (ii) then due and payable interest payments owed to MENY; (iii) principal payments on any Construction Loan or Priority Loan (whether or not due and payable); and (iv) thereafter as a refund to the Partnership or York Partners, as the case may be, or as a court of competent jurisdiction may otherwise order.

            13.17 No Bond Closing Date. In the event the Bond Closing Date shall not have occurred on or prior to June 30, 1998, this Agreement shall have no force and effect and the Partnership shall be governed by the Initial Agreement as amended, supplemented or modified, excluding this Agreement.

                               ARTICLE XIV

                           DISPUTE RESOLUTION

            14.1 Dispute Resolution.

                  14.1.1. Any claim, controversy or dispute arising out of or relating to this Agreement or the Project, including any claim, controversy or dispute as to the arbitrability of any claim, controversy or dispute, shall be settled by arbitration in New York, New York in accordance with the commercial arbitration rules of the American Arbitration Association, and judgment upon the award rendered by the arbitrator(s) may be entered in any court having jurisdiction thereof.

                  14.1.2. The General Partners shall share equally the expense of the arbitrator(s).

            14.2 Mutual Release. MENY and York Partners each on behalf of itself and its respective predecessors, successors, assigns, subsidiaries and other Affiliates, and each of their respective officers, directors, shareholders, partners, employees, attorneys, agents and servants, and their respective predecessors, successors and assigns (collectively, the "Releasing Parties"), do hereby forever release and discharge the other, the other Partners predecessors, successors, assigns, parents, subsidiaries and other Affiliates, and each of their respective officers, directors, shareholders, partners, employees, attorneys, agents and servants, and their respective predecessors, successors, successors and assigns (the "Released Parties"), from any and all claims existing, owned, held or alleged, or which claims could, might, or may be claimed to exist, of whatever kind or name, on or prior to the date hereof, whether direct or indirect, known or unknown, suspected or unsuspected, liquidated or unliquidated, matured or unmatured, fixed or contingent, irrespective of how, why, or by reason of what facts such claims arose (all such claims are herein collectively referred to as "Released Claims") which in any way relate to, arise out of or are connected with (a) this Agreement or the Partnership and any liabilities or obligations hereunder or thereunder, and (b) any and all other actions (or inaction), discussions, negotiations, agreements, undertakings and other matters concerning the design, construction, development, ownership, financing, management or operation of the Project in each case allegedly occurring on or prior to the date hereof provided, however, that the foregoing covenant and release shall not operate to discharge any loan, advance or debt extended by any Person or any cost or expense evidenced by this Agreement or the York Reimbursement Agreement, or to discharge either or both of the Partners from any of their respective obligations hereafter arising under this Agreement or any other agreement to which it is a party. Each Partner hereby agrees, represents and warrants that it realizes and acknowledges that the foregoing covenant and release has been negotiated and agreed upon in light of the realization that factual matters now unknown to it may have given or may hereafter give rise to Released Claims, and that it nevertheless hereby intends to grant such release and to covenant and agree not to sue or take other action against the other for any such known or unknown Released Claims.

            IN WITNESS WHEREOF, the undersigned have executed this Agreement as of the date first written above.

                                GENERAL PARTNERS:

                                MISSION ENERGY NEW YORK, INC.,
                                 a California corporation


                                By:
                                   -------------------------------------
                                   Mary Ellen Olson
                                   Vice President

                                B-41 ASSOCIATES, L.P.,
                                 a Delaware limited partnership

                                  By: B-41 Management Corp.,
                                        its Managing General Partner


                                        By:
                                           -----------------------------
                                            Michael Trachtenberg
                                            Vice President

                                LIMITED PARTNERS:

                                MISSION ENERGY NEW YORK, INC.,
                                 a California corporation


                                By:
                                   -------------------------------------
                                   Mary Ellen Olson
                                   Vice President

                                B-41 ASSOCIATES, L.P.,
                                 a Delaware limited partnership

                                   By: B-41 Management Corp.,
                                         its Managing General Partner

                                   By:
                                       ---------------------------------
                                        Michael Trachtenberg
                                        Vice President

                                    EXHIBIT A

GENERAL PARTNERS                    INTERESTS
----------------                    ---------
B-41 ASSOCIATES, L.P.                5%
280 Park Avenue
Suite 2700 West
New York, NY 10017
Attn: Robert M. Beningson
Telephone: 212 557-6200
Facsimile: 212 557-5678

EDISON MISSION ENERGY                5%
18101 Von Karman Avenue
Suite 1700
Irvine, CA 92715
Attn: General Counsel
Telephone: 714 752-5588
Facsimile: 714 752-6401


LIMITED PARTNERS                    INTERESTS
----------------                    ---------
B-41 ASSOCIATES, L.P.               45%
280 Park Avenue
Suite 2700 West
New York, NY 10017
Attn: Robert M. Beningson
Telephone: 212 557-6200
Facsimile: 212 557-5678

EDISON MISSION ENERGY               45%
18101 Von Karman Avenue
Suite 1700
Irvine, CA 92715
Attn: General Counsel
Telephone: 714 752-5588
Facsimile: 714 752-6401